Exhibit 10.9

CREDIT AGREEMENT

DATED

APRIL 9, 2012

BETWEEN

THE BANK OF NOVA SCOTIA

- AND -

SEVEN SEAS WATER (TRINIDAD) UNLIMITED

i

CREDIT AGREEMENT

This Credit Agreement is made on the date stated at the end hereof

BETWEEN:

THE BANK OF NOVA SCOTIA, a banking institution organized and existing under the laws of Canada having its executive offices and principal place of business located at 44 King Street West, Toronto, Ontario, Canada, in its capacity as lender, (hereinafter referred to as the “Lender”);

- AND -

SEVEN SEAS WATER (TRINIDAD) UNLIMITED, a company incorporated and existing under the laws of the Republic of Trinidad & Tobago, having its principal office located at First Floor, Briar Place, 10 Sweet Briar Road, St. Clair, Port-of-Spain, Trinidad & Tobago, in its capacity as borrower, (hereinafter referred to as the “Borrower”).

WHEREAS

A)                                   The Lender has agreed to make available to the Borrower funds pursuant to this non-revolving term loan allowing a maximum aggregate value of Advances from the Lender totalling THIRTY MILLION DOLLARS ($30,000,000), in consideration of the various representations, warranties, covenants, and other undertakings hereinafter set forth, made or agreed by the Borrower, (the “Loan”); and

B)                                   The Borrower has agreed to use the funds to be advanced pursuant to this Agreement upon and subject to the terms and conditions of this Agreement.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties as follows:

SECTION 1

DEFINITIONS

In this Agreement, unless otherwise defined herein, the following terms shall have the following meanings:

1.1                               “Acceptance Fee” means a forty-thousand Dollar ($40,000) non-refundable fee received by the Lender on December 27, 2011 which shall be applied towards the Lender’s internal legal fees, documentation costs, travel expenses and out-of-pocket expenses through the Effective Date and any remaining balance shall be applied towards the Up Front Fee on the Effective Date.

1.2                               “Acquisition” means any transaction, or any series of related transactions, consummated after the Effective Date, by which the Borrower acquires at least a twenty per cent (20%) ownership interest in another Person, whether through (a) a purchase of stock or other ownership interest, (b) a merger or (c) otherwise.

1.3                               “Advance” means a cash advance made or to be made by the Lender hereunder as further evidenced by the signature of an authorized officer of the Lender on Schedule 1 to the relevant Promissory Note, substantially in the form of Appendix III.

1.4                               “Agreement” means this Credit Agreement including Appendices I, II, III, and IV as amended, restated or modified from time to time.

1.5                               “Alternative Rate” shall mean for any day, the sum of (x) the relevant Margin and (y) the rate of interest per annum in effect for such day as publicly announced from time to time by the Wall Street Journal as the “prime rate” for United States Dollar loans in the United States less (z) 1.00% per annum.

1.6                               “Applicable Accounting Principles” means accounting principles under which the Borrower’s audited financial statements are prepared, which shall be US GAAP, unless the Borrower notifies the Lender in writing that its audited financial statements will be prepared according to the IFRS.

1.7                               “Business Day” means (a) for the purpose of establishing the relevant LIBOR or Payment Date, a day on which banks are not required to close in London, United Kingdom, New York, New York, United States of America and Toronto, Ontario, Canada and (b) for the purpose of establishing the day a transfer of funds is to be made, a day on which commercial banks are open in New York, New York, United States of America, Toronto, Ontario, Canada and the Republic of Trinidad & Tobago.

1.8                               “Capital Lease Obligations” means obligations of any Person under any leasing or similar arrangement which, in accordance with Applicable Accounting Principles, would be classified as capitalized leases.

1.9                               “Certificate of Environmental Clearance” means the certificate provided by the Environmental Management Authority dated August 22, 2011 issued in connection with the Marine Environmental Baseline Study for the Construction of a Portable Salt Water Desalination Plant, Point Fortin, Trinidad, dated September 14, 2010.

1.10                        “Change in Control” means, with respect to the Borrower, any event that results in the Shareholder no longer (a) owning or Controlling, directly or indirectly, more than fifty per cent (50%) of the Voting Stock of the Borrower or (b) maintaining or exercising, directly or indirectly, the authority to direct or cause the direction of the management and policies of the Borrower (including, without limitation, the election of a majority of directors on the board of directors of the Borrower or persons performing similar duties).

1.11                        “Change in Law” means (a) the introduction, enactment, adoption or phase-in of any law, rule, directive, guideline, decision or regulation (or any provision thereof) by any Governmental Authority after the Effective Date; (b) any change in any law, rule, directive, guideline, decision or regulation (or any provision thereof) or in the interpretation or re-interpretation or application thereof by any Governmental Authority after the Effective Date; or (c) compliance by any Lender with any request, guideline, decision or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

1.12                        “Change Orders” means changes to the specifications or scope of the Project made after the Effective Date that increase the Project Budget.

1.13                        “Commitment Fee” means the fee equal to one and four-tenths of one per cent (1.40%) per annum, calculated on the undrawn balance of the Loan, which shall begin to accrue on the Effective Date, shall be payable on each Payment Date; and shall cease to accrue on the earlier of (i) the Final Drawdown Date, and (ii) the date the undrawn balance of the Loan is cancelled.  It shall be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days outstanding.

1.14                        “Contractor” means any company that contracts with the Borrower to provide goods and /or services listed in the Project Budget.

1.15                        “Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) of a Person means the possession, direct or indirect, of the power to vote more than fifty percent (50%) of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

1.16                        “Debt Service” means for any period, the sum of the following: (a) all payments of principal of Financial Debt scheduled to be made during such period; plus (b) all Interest Expense in respect of Financial Debt for such period.

1.17                        “Debt Service Coverage Ratio” or “DSCR” shall be the ratio of (a) the Borrower’s EBITDA during such period less maintenance capital expenditures, to (b) Debt Service during such period, in each case, as determined by the Borrower’s most recently available financial statements.

1.18                        “Debt Service Reserve” or “DSR” means the cash balance in a current account at the Lender’s main branch in Toronto, Ontario, Canada, established by the Borrower equal to three (3) months of Debt Service.

1.19                        “Distributions” means payments by the Borrower to its shareholders in respect of capital stock or any other ownership interest, including interest or principal on shareholder’s loans, dividends or withdrawal of capital, in cash or other property except for payments payable solely in stock or other ownership interests.

1.20                        “Dollars and $” each means lawful currency of the United States of America.  (All figures referred to in this Agreement are in lawful currency of the United States of America unless set out to the contrary).

1.21                        “Drawdown Date” means the disbursement date for an Advance.

1.22                        “Drawdown Notice” means a notice, substantially in the form set out in Appendix I hereto, by which the Borrower requests an Advance.

1.23                        “EBITDA” means, for any period, the earnings of the Borrower, as set forth in the financial statements (audited or unaudited) of the Borrower available for the most recently ended accounting period (prepared in accordance with Applicable Accounting Principles), plus, (a) the sum of the following to the extent deducted in the calculation of earnings (i) interest, (ii) taxes, (iii) depreciation and amortization expense,(iv) non-cash stock based compensation expenses, (v) other non-recurring expenses of the Borrower reducing such earnings, which do not represent a cash item in such period or any future period, including without limitation non-cash expenses related to any asset sale permitted under this Agreement, (vi) extraordinary losses determined in accordance with GAAP and minus to the extent included in calculating such earnings, (b) all non-cash items increasing earnings for such period and extraordinary gains determined in accordance with GAAP.

1.24                        “Effective Date” means the date of execution of this Agreement.

1.25                        “Electronic Communication Agreement” means the agreement in the form attached as Appendix II hereto by which the Borrower as Client therein requests and authorizes the Lender as Bank therein to receive instructions and information from time to time by way of facsimile transmission equipment and/or electronic/computer mail.

1.26                        “Environmental Laws” means any and all Legal Requirements in the Republic of Trinidad & Tobago, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

1.27                        “Environmental Questionnaire” means the Lender’s questionnaire pursuant to environmental risks of the Project.

1.28                        “Event of Default” means any one or more of the events or circumstances specified in Section 9.1 hereof.

1.29                        “Fees” means the Commitment Fee, the Up-Front Fee and, where applicable, the Prepayment Fee.

1.30                        “Final Drawdown Date” means the last date upon which Advances may be made by the Borrower, which shall be the earlier of (i) 60 days after the Project Completion Date and (ii) 15 months after the Effective Date.

1.31                        “Financial Debt” means the sum of short- and long-term debt of the Borrower with financial institutions and evidenced by debt instruments, including, among other things, Capital Lease Obligations, overdrafts, bank loans, bonds, commercial paper and any other interest-bearing debt instruments.

1.32                        “Financial Documents” shall include, but are not limited to, this Credit Agreement, the Promissory Notes, the Guarantee, the Security Documents and any documents delivered to the Lender in connection with any of the foregoing.

1.33                        “Fiscal Quarter” means any quarter of a Fiscal Year.

1.34                        “Fiscal Year” means, with respect to the Borrower, any annual fiscal reporting period of the Borrower.

1.35                        “Fixed Rate Base” means the Lender’s cost of funds in the swap market for fixed interest rate funding, matching the amount and repayment schedule of the Loan, plus 0.25% per annum.

1.36                        “GAAP” or “US GAAP” means generally accepted accounting principles in the United States of America.

1.37                        “Governmental Authority” means any federal, provincial, local, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with Canada, a province or territory thereof, or any foreign entity or government.

1.38                        “Guarantee” means the irrevocable, unconditional guarantee executed by the Guarantor in favor of the Lender for the Loan Amount in the form set out in Appendix IV hereto.

1.39                        “Guarantor” means AquaVenture Holdings LLC, a Delaware limited liability company formed on December 11, 2006.

1.40                        “Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

1.41                        “Hold Back” means the amount of five million Dollars ($5,000,000) of equity contributions by the Shareholder to the Borrower in excess of thirty per cent (30%) of the Project Costs, which shall be held back from disbursement by the Lender to the Borrower as an Advance and used by the Borrower to reimburse the Shareholder, (as permitted by Section 2.1) until one complete month following the Project Completion Date, provided that the IE has certified that the Project has produced “Product Water” equal to at least eighty-five per cent (85%) of the “Guaranteed Minimum Purchase”, for the preceding month.

Product Water as defined in Section 1.1 of the WSA means “potable quality water produced” by the plant in accordance with Section 5.3 of the Agreement and Section 6.0 of the Amendment.

Guaranteed Minimum Purchase as defined in Section 3.1 of the WSA means “the maximum of the design capacity on an average monthly basis of 172,822 Cubic Meters” (the plant design capacity 5,682 Cubic Meters per day * 30.417 days / month) of Product Water (the “Phase One Guaranteed Minimum Purchase”).  For the period beginning on Phase II Start Date WASA agrees to purchase from the Seven Seas Water Group all of the water that the plant can produce up to the maximum of the design capacity on an average monthly amount of 633,677 Cubic Meters of Product Water.

1.42                        “IE Certificate” means a certificate signed by the IE confirming; (i) the on-schedule/on-budget status of Project construction; (ii) that there are sufficient funds available to complete the Project; (hi) that the Project Costs referenced in the Drawdown Notice are valid costs specified in the Project Budget; and, (iv) that the work completed to date is in accordance with the WSA.

1.43                        “IFRS” means International Financial Reporting Standards which are principal-based accounting standards and interpretations.

1.44                        “Independent Engineer” or “IE” means an independent engineer appointed by the Borrower and approved by the Lender, with all costs payable by the Borrower.

1.45                        “Independent Engineer Report” or “IE Report” means the report prepared by the IE certifying to the best of the IE’s knowledge that, based upon, but not limited to, plans, specifications, choice of equipment, drawings and technical reports: (i) the equipment and construction plans for the Project will meet the technical requirements specified in the WSA and perform as required by the WSA; (ii) the construction budget for the Project is reasonable and the combination of debt and equity will be sufficient to complete the Project; and, (iii) there is no reason to believe that the Project would not be completed on time for a cost within the Project Budget.

1.46                        “Indebtedness” means, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (and not for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within one hundred and eighty, (180), days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others guaranteed by such Person; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) Hedging Instruments.

1.47                        “Insurance Policies” means (i) a builder’s all-risk policy (including hurricane and earthquake risk) insuring the Project until the Project Completion Date; and, (ii) an all-risk insurance policy (including hurricane and earthquake risk) covering the Project after the Project Completion Date, such that the insurer is acceptable to the Lender.

1.48                        “Interest Expense” means, for any period, the aggregate amount of interest paid or required to be paid in cash by the Borrower in respect of Financial Debt during such period and in all cases excludes capitalized interest.

1.49                        “Interest Period” means with respect to any Advance, (i) the period commencing on the relevant Drawdown Date listed on the first column of Schedule 1 of the Promissory Note with respect to such Advance and extending up to, but not including, the next Payment Date; and (ii) thereafter the period commencing on each Payment Date and extending up to, but not including, the next Payment Date.

1.50                        “Legal Requirements” means, with respect to any Person or its property, shall mean all laws, statutes, codes, acts, ordinances, permits, licenses, authorizations, directions and requirements of all governmental departments, commissions, boards, courts, authorities and agencies, and any material deed restrictions or other requirements or record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

1.51                        “LIBOR” means, in relation to each Advance or any unpaid sum for an Interest Period:

(a)                                 The Bankers Association London Interbank Offer Rate as reported by Thomson Reuters per annum appearing on Bloomberg BBAM1 Page or any equivalent successor to that page (as determined by the Lender) (the “Thomson Reuters BBA LIBOR Screen”) at or about 11:00 a.m. (London Time) on the second Business Day preceding the first date of such Interest Period (the “Rate Fixing Day”) for the offering of deposits in Dollars for a period comparable to the Interest Period; and

(b)                                 If no relevant rate appears on the Thomson Reuters BBA LIBOR Screen for the purposes of paragraph (a) above or the Lender determines that no rate for a period of comparable duration to the relevant Interest Period appears on the Thomson Reuters BBA LIBOR Screen at the relevant time, the rate per annum appearing on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for three month deposits of United States Dollars at or about 11:00 a.m. (London time) on the second Business Day preceding the first date of such Interest Period; or

(c)                                  If it is not possible to determine LIBOR in the way referenced in the preceding subsections (a) and (b) for any such Interest Period, then LIBOR will mean the rate per annum determined by the Lender to be the arithmetic mean (rounded upward if necessary to the nearest one sixteenth (l/16th) of one percent (1.0%)) of the rates as supplied to the Lender, at its request, quoted by the Reference Banks as such Reference Banks’ rate at which deposits in an amount approximately equal to the amount in relation to which LIBOR is to be determined and for a period equivalent to the period for which LIBOR is to be determined are offered to prime banks in the London Interbank Market at or about 11:00 a.m. (London Time) on the date falling two (2) Business Days before the commencement of such Interest Period.

For the purpose of this definition, “Bloomberg BBAM1 Page” means the display so designated on the Reuters Screen or such other page as may replace that page on that service.

“Reference Banks” means any four (4) of Bank of America, Citibank N.A., Credit Suisse, Deutsche Bank AG, HSBC, JP Morgan Chase Bank, UBS AG and Barclays Bank.

1.52                        “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

1.53                        “Loan Amount” means the aggregate amount of the principal, interest, expenses, Fees, and any other charges due and owing under this Agreement by the Borrower at any particular time.

1.54                        “Margin” means four per cent (4.00%) per annum.

1.55                        “Material Adverse Effect” means a material adverse change in or material adverse effect on (a) the rights and remedies of the Lender under this Agreement, (b) the Project or the ability of the Borrower to perform its material obligations under any material agreement relating directly to the Project, or, (c) the business, financial condition or operations of the Borrower and the Guarantor, taken as a whole.

1.56                        “Maturity Date” means the final Payment Date which shall occur no later than eight and one-half, (8½), years after the Effective Date.

1.57                        “Off-Taker” means the Water and Sewerage Authority Trinidad & Tobago (“WASA”).

1.58                        “Payment Date” means the 15th day of each month.

1.59                        “Performance Bonds” means surety bonds, bank guarantees or standby letters of credit issued on behalf of Contractors pursuant to construction contracts for the Project.

1.60                        “Permitted Liens” means (i) any Liens granted to the Lender; (ii) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings; (iii) Liens imposed by applicable law, such as carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than ninety (90) days or that are being contested in good faith by appropriate proceedings; (iv) Liens consisting of zoning restrictions, licenses restrictions and similar encumbrances on the use of property which do not interfere with the ordinary conduct of the Borrower’s business; (v) Liens granted to secure the purchase price of property acquired and any renewal or extension of such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing; (vi) Liens consisting of easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purpose; (vii) Liens securing capitalized leases permitted under Section 5.1(h), and (viii) any other Liens securing Indebtedness permitted under Section 5.1(h).

1.61                        “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

1.62                        “Prepayment Fee” means a fee payable by the Borrower to the Lender in an amount equal to one percent (1.0%) of the principal of the Loan prepaid.

1.63                        “Project” means the construction of a desalination plant with 5.5 MGPD of water production to be located on the island of Trinidad at Point Fortin and constructed pursuant to the WSA.

1.64                        “Project Budget” means the document detailing the construction schedule and Project Costs, as amended or modified from time to time as contemplated by Section 6.8.

1.65                        “Project Completion Certificate” means a certificate prepared by the IE certifying: (i) the Project Completion Date; and, (ii) that the Project has produced Product Water equal to at least the Guaranteed Minimum Purchase for the preceding month.

1.66                        “Project Completion Date” means, the Phase Two Start Date, as defined in the WSA, as “the date on which the System has been completely installed and rendered operational”.

1.67                        “Project Costs” means all costs related to: (a) the design, engineering, development, construction, installation and commissioning of the Project; (b) interest and the Commitment Fee during the construction; and (c) DSR, the Upfront Fee, legal fees and IE fees pursuant to this Agreement.

1.68                        “Project Documents” shall include, but are not limited to, all contracts for construction, equipment and materials pursuant to the Project; the Water Sale Agreement and the sub-lease for the property on which the Project will be located.

1.69                        “Promissory Note” means the promissory note, which shall be executed by the Borrower, in the form attached hereto as Appendix III.

1.70                        “Revenue Account” means the current account, established by the Borrower, with Scotiabank Trinidad & Tobago Limited, into which all revenues pursuant to the Water Sale Agreement shall be sent directly from the Off-Taker by wire transfer.

1.71                        “Sanctionable Practice” means any action prohibited under foreign corrupt practices laws in the United States of America or Trinidad & Tobago including, but not limited to: (i) any offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party; (ii) kickbacks and bribery; (hi) any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation; or (iv) impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

1.72                        “Shareholder” means Seven Seas Water (Barbados) SRL.

1.73                        “Subsidiary” means, with respect to any Person, any corporation or other legal entity of which more than fifty per cent (50%), of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the directors or other applicable governing body of such corporation or entity (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

1.74                        “Tangible Net Worth” or “TNW” means the sum of share capital, earned and contributed surplus and postponed funds, less (i) amounts due from officers/affiliates (ii) investments in affiliates and (iii) intangible assets.

1.75                        “Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, fiscal or other competent authority in the Republic of Trinidad & Tobago.

1.76                        “Town and Country Planning Approval” means the written approval for construction of the Project, issued by the Town and Country Planning Division Regional Office responsible for administering the Town and Country Planning Act of the Laws of Trinidad & Tobago, on behalf of the Minister responsible for town and country planning.

1.77                        “Up-Front Fee” means the fee equal to one and one-half per cent (1.50%) of the Loan (four hundred and fifty thousand Dollars ($450,000)).  For avoidance of doubt, the Dollar value of tire Up-Front Fee shall not be reduced or refunded in the event the Loan is reduced or cancelled.

1.78                        “Voting Stock” means shares of capital stock of any Person or any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the board of directors of such Person (other than voting power upon the occurrence of a stated contingency such as the failure to pay the dividends).

1.79                        “Water Sale Agreement” or “WSA” means the agreement between WASA and Seven Seas Water (Trinidad) Unlimited, Seven Seas Water Corporation and its affiliate members of the Seven Seas Group dated May 7, 2010 and all amendments thereto.

SECTION 2

LOAN PARTICULARS

2.1                               Purpose of the Loan.  The Loan shall be used to finance up to seventy per cent (70%) of the Project Costs.  Proceeds of the Loan shall be disbursed by the Lender to pay invoices to cover the Project Costs, or to the extent the Shareholder has paid more than thirty per cent (30%) of Project Costs, to reimburse the Shareholder, subject to the Hold Back.

2.2                               Availability of Advances.

(a)                                 The Loan shall be available to the Borrower by way of Advances;

(b)                                 Each Advance shall be made in Dollars;

(c)                                  Advances shall be non-revolving;

(d)                                 Notice of each requested Advance shall be given as per Section 2.4;

(e)                                  Any number of Advances may be requested by the Borrower, subject to the terms and conditions of this Agreement up until the Final Drawdown Date.

2.3                               Security.  The Loan shall be secured by (each of the following, a “Security Document” and collectively, the “Security Documents”):

(a)                                 The Guarantee;

(b)                                 A pledge of 100% of the Shareholder’s shares in the Borrower;

(c)                                  A first mortgage debenture securing all of the Borrower’s assets;

(d)                                 An assignment of funds on deposit in the DSR;

(e)                                  An assignment of funds on deposit in the Revenue Account;

(f)                                   Insurance claim proceeds wherein the insurer names the Lender as loss payee on all Insurance Policies;

(g)                                  Assignment of proceeds payable pursuant to Performance Bonds by means of loss payee or letters of direction, as applicable; and

(h)                                 The assignment of present and future cash-flows from the Water Sale Agreement, which shall include written acknowledgement from the Off-Taker.

2.4                               Drawdown Notice.

(a)                                 Whenever the Borrower wishes to obtain an Advance, the Borrower shall send to the Lender a duly completed and executed Drawdown Notice.

(b)                                 Once a Drawdown Notice has been received by the Lender, such instructions shall be irrevocable.

(c)                                  If the applicable conditions precedent set forth in Section 4 of this Agreement have been satisfied, the Lender shall provide the Advance no later than three (3) Business Days following receipt of the Drawdown Notice.

2.5                               Repayment of Loan Amount.

(a)                                 The Borrower shall repay the Loan Amount as per this Section 2.5;

(b)                                 The Loan principal shall be repaid, in eighty-four (84) equal, monthly, payments, commencing on the Payment Date occurring after the earlier of: (i) six (6) months after the Project Completion Date; and (ii) eighteen (18) months after the Effective Date;

(c)                                  Such repayment shall be made by the Borrower to the Lender without set-off or counterclaim in immediately available funds not later than 1:00 p.m. (Eastern time) at the

Lender’s designated account located at: The Bank of Nova Scotia New York Agency, 1 Liberty Plaza, Floors 22-26, New York, NY, USA 10016; Fed Funds ABA#02600253-2; Reference: For credit to: GWS Loan Agency Operations, Toronto, Ontario Account #6027-36, Attention: Director, Agency; Re: Seven Seas Water (Trinidad) Unlimited;

(d)                                 The Dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder;

(e)                                  Interest on the Advances shall be payable as per Section 3;

(f)                                   All Fees, (save and except for the Commitment Fee), legal fees and the other expenses shall be payable by the Borrower upon receipt of an invoice from the Lender pursuant to the terms and conditions of this Agreement.

2.6                               Voluntary Prepayment of Loan.

(a)                                 The Borrower shall have the right, after the Final Drawdown Date, on giving not less than thirty (30) days written notice to the Lender, which notice shall be irrevocable, to prepay all or a part of the principal of the Loan Amount, provided that:

(i)                                     Prepayment shall only occur on a Payment Date;

(ii)                                 The Borrower shall pay all break funding costs, if any, in full;

(iii)                             In the case of partial prepayments, such prepayments shall be in multiples of one million Dollars, ($1,000,000), provided that the initial prepayment shall be no less than five million Dollars, ($5,000,000);

(iv)                              The Borrower shall, (for any prepayment made prior to three (3) years after the Effective Date), pay the Prepayment Fee; and

(v)                                 The Borrower shall reimburse the Lender for any minimum premium payments pursuant to Section 4.1 (b).

2.7                               Mandatory Prepayment of Loan.  The Borrower shall make mandatory prepayment of the Loan, plus the Make Whole Amount (if any) but without Prepayment Fee as follows: (i) in an amount equal to the expropriation proceeds and/or insurance proceeds received by Borrower from the Insurance Policies to the extent such amounts are not applied to restoration or repair of the Project; (ii) in an amount equal to termination payments received by Borrower under the Water Sale Agreement; and (iii) in an amount equal to the net proceeds of any asset sales if such net proceeds exceed in the aggregate $ 100,000 per year, provided that no mandatory prepayment shall be required if such amounts are reinvested in the Project.

SECTION 3

INTEREST RATE

3.1                               Interest Rate.

(a)                                 No later than five (5) Business Days after the Final Drawdown Date, the Borrower shall notify the Lender as to the percentage of the Loan that shall be financed at a fixed interest rate (the “Fixed Interest Rate Percentage”), provided such Fixed Interest Rate Percentage shall be no less than 50%.  As soon as practical thereafter, the Lender shall fix the interest rate for the Fixed Interest Rate Percentage and shall notify the Borrower as to the date the fixed rate is established (the “Fixed Interest Rate Notice Date”).

(b)                                 The Borrower shall pay interest on all Advances on each successive Payment Date from the respective Drawdown Dates until, but not including, the first Payment Date following the Fixed Interest Rate Notice Date at the applicable LIBOR plus the Margin.

(c)                                  Commencing the first Payment Date following the Fixed Interest Rate Notice Date and continuing until the Maturity Date, the Borrower shall pay interest on the outstanding Loan balance for the next Interest Period at the interest rate calculated by the following formula:

Fixed Interest Rate Percentage x (Fixed Rate Base + the Margin) + (1 - Fixed Interest Rate Percentage) x (one month LIBOR + the Margin)

(d)                                 All calculations in respect of interest shall be made on the basis of a three hundred and sixty (360) day year and the actual number of days outstanding.

3.2                               Fixed Interest Rate Make Whole Provision.  Upon (i) the prepayment of all or part of the Loan after the Fixed Interest Rate Notice Date by the Borrower under Section 2.6 and/or 2.7, or (ii) the Lender accelerating the Loan after the Fixed Interest Rate Notice Date, as set out in Section 9.2 hereof, the Borrower shall, in addition to any other amount then payable by the Borrower pursuant to the terms hereof, in respect of the amount to be prepaid (the “Prepayment Amount”), pay to the Lender, in Dollars, an amount (such amount, the “Make-Whole Amount”) equal to the one time payment, if any, that the Lender would be required to pay, if the Lender were to enter into a notional fixed-to-floating interest rate swap (the “Swap”) with an acceptable investment grade financial institution counterpart, having the terms set out below;

The Make-Whole Amount shall be determined by the Lender in good faith pursuant to the methodology below as of the date on which the Prepayment Amount is to be paid (the “Prepayment Date”), as if the Lender were the floating rate payor under such Swap, which determination shall be conclusive and binding on the Borrower for all purposes in the absence of demonstrable error; provided, that, upon the request of the Borrower, the Lender shall describe in writing to the Borrower, in reasonable detail, the calculation of such direct cost.  The Swap shall have the following terms:

(a)                                 Both the fixed and floating rate payor dates shall be the same as the scheduled Payment Date of the applicable principal Loan Amount featuring a fixed interest rate

(the number of days commencing, and including, on one such Payment Date to, but excluding, the next Payment Date being the “Swap Interest Period”), provided, that the initial Swap Interest Period shall commence on and include the Prepayment Date and the final Swap Interest Period shall end on but exclude the Maturity Date;

(b)                                 The fixed rate shall be the Fixed Rate Base;

(c)                                  The notional amount of the Swap shall be denominated in Dollars and shall be equal to the Prepayment Amount, amortized (if applicable) to reflect the application of the Prepayment Amount in the repayment schedule of the Loan featuring a Fixed Interest Rate;

(d)                                 The day count fraction shall be the actual number of days in the Swap Interest Period divided by 360;

(e)                                  The term of the Swap shall be equal to the period commencing on, and including, the Prepayment Date to, but excluding, the Maturity Date; and

(f)                                   The floating interest rate is the floating rate of interest that would be paid by the floating rate payor in respect of a swap having the terms and conditions set out above which appears on Reuters page 19901 (SEMIBOND-column 5) as of 11:00 a.m. (London time) on the day that is two (2) London Business Days preceding each Swap Interest Period (interpolated, for valuation purposes, in respect of the first calculation period of the Swap, to reflect the number of remaining days in the current Swap Interest Period).

(g)                                  The Lender shall first apply any Prepayment Amount pursuant to Sections 2.6 and/or 2.7 towards the portion of the Loan for which a floating interest rate applies and second towards the Fixed Interest Rate Percentage.

3.3                               Default Interest.  In the event any amount of principal hereof or accrued interest on a Promissory Note is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay to the Lender on demand interest on such unpaid amount (to the extent permitted by applicable law) for the period from the date such amount was due until such amount shall have been paid in full at an interest rate per annum equal to 30-day LIBOR plus the Margin plus an additional two per cent (2.00%) (the “Default Margin”) per annum.

3.4                               Lender’s Option to Convert Loan to a 100% LIBOR-based interest rate following an Event of Default.  If the Lender provides the Borrower with a notice pursuant to Section 9.1 (Events of Default), the Lender may, at its sole discretion, elect not to accelerate the Loan and instead declare that the Loan shall be converted to a loan payable on demand by the Lender and the Lender shall convert the interest rate on the Loan to an interest rate equal to one month LIBOR plus the Default Margin.  For avoidance of doubt, in such circumstances the provisions of Section 3.2 shall continue to apply and the Lender shall determine if a Make-Whole Amount is payable by the Borrower to the Lender.  The Make-Whole Amount shall be calculated as if the Loan Amount were being prepaid in full on such conversion date.

3.5                               Market Disruption and Alternative Interest Rates.

(a)                                 If-on or before the day that is three (3) Business Days prior to the start of an Interest Period, the Lender determines (i) Dollar deposits in the amount of the Advance for a matching Interest Period are generally not available in the London interbank market or (ii) the cost to the Lender of obtaining matching Dollar deposits in the London interbank market in respect of any Loan principal balance would be in excess of LIBOR or (iii) adequate reasonable means do not exist for ascertaining LIBOR, then the Lender shall notify the Borrower in writing and on the last day of the then-existing Interest Period fund the Loan principal balance at the Alternative Rate.

(b)                                 Upon the Lender determining that the condition in Section 3.5 (a) has ceased, the Lender shall forthwith notify the Borrower in writing whereupon on the next Payment Date the Advance subject to the Alternative Rate shall be funded on the basis 3 month LIBOR.

SECTION 4

CONDITIONS PRECEDENT TO ANY ADVANCES

4.1                               Conditions Precedent to the Initial Advance.  The obligation of the Lender to provide the initial Advance is subject to the Lender’s satisfaction (including satisfaction as to form and content) with each of the following conditions precedent:

(a)                                 There has been no Material Adverse Effect since the Effective Date;

(b)                                 The Lender shall have received a political risk insurance policy in respect of the Loan;

(c)                                  All Financial Documents and Project Documents shall have been executed;

(d)                                 All Fees and expenses have been paid and the Borrower shall have provided the following to the Lender:

(i)                                     A duly completed Environmental Questionnaire to the Lender’s satisfaction;

(ii)                                 A copy of the Certificate of Environmental Clearance;

(iii)                             A copy of the Town and Country Planning Approval;

(iv)                              A letter from WASA addressed to the Borrower, signed by a senior officer of WASA, confirming that the Government of the Republic of Trinidad & Tobago provided WASA with its approval to enter into the WSA;

(v)                                 A legal opinion provided by external counsel, confirming the validity and legal enforceability of the WSA;

(vi)                              The IE Report;

(vii)                           Evidence of the Shareholder’s capital injection equal to at least thirty percent (30%) of the Project Costs plus the Hold Back;

(viii)                        A written statement signed by an officer of the Borrower stating: (i) the Borrower is in possession of all relevant and material agreements, government approvals, licenses and permits necessary to enable it to conduct its business and to conduct the work under the Project Budget together with a list of such agreements, government approvals, licences and permits; (ii) all property taxes and insurance premiums have been paid and respective accounts are current; and, (iii) all applicable local environmental codes and requirements have been met;

(e)                                  Conditions precedent in respect of the Borrower and Guarantor:

(i)                                     Certificates of incumbency listing the names of the corporate officers and their respective positions within the Borrower and the Guarantor;

(ii)                                 Certificates of the authorized signatories of the Borrower and the Guarantor under seal, if required, to the effect that the requisite resolutions have been duly and properly passed at duly convened and constituted meetings of the shareholders or directors of the Borrower and the Guarantor, confirming that such resolutions are still in effect and have not been varied or rescinded, authorizing (A) the execution, delivery and performance of this Agreement and any ancillary documents to which the Borrower and/or the Guarantor is a party and (B) a named person or persons specified therein and whose specimen signatures appears thereon to sign, on behalf of the Borrower and the Guarantor, the Agreement, Drawdown Notices and the Guarantee and any and all Promissory Notes and ancillary documentation, to which the Borrower and/or the Guarantor is a party, and to give any notices or certificates required and confirming that such resolutions are still in effect and have not been varied or rescinded;

(iii)                             A Legal opinion addressed to the Lender, provided by the Borrower’s external New York counsel and external Trinidadian counsel, which shall include, among other things, an opinion: (i) on the corporate status of the Borrower and the Guarantor; (ii) that the Borrower and the Guarantor are in possession of all relevant and material agreements, licenses and permits necessary to enable it to conduct its business; and (iii) that this Agreement and the Guarantee are valid and enforceable against the Borrower and the Guarantor;

(f)                                   And the Guarantor shall have provided to the Lender evidence confirming that its preference shareholders have waived the right of redemption of all preference shares.

4.2                               Conditions Precedent to the Initial Advance and Every Subsequent Advance.  The Borrower shall provide the Lender with:

(a)                                 A Drawdown Notice in compliance with Section 2.4 of the Agreement; and,

(b)                                 The IE Certificate in respect of the applicable Drawdown Notice.

4.3                               Conditions Precedent to the Advance of the Holdback.

(a)                                 Prior to disbursement of the Hold Back, the IE shall provide the Project Completion Certificate;

4.4                               In the event mat the Conditions Precedent have not been satisfied within three (3) months from the Effective Date, (as determined by the Lender in its discretion), the Lender reserves the right to amend terms and conditions herein or cancel/ or reduce the Loan.

SECTION 5

NEGATIVE COVENANTS

5.1                               Until the Loan is repaid in full, the Borrower shall not during the tenure of the Agreement (and the Guarantor shall not, with respect to Section 5.1(f) and (k)) without the prior consent in writing of the Lender, (such consent not to be unreasonably withheld):

(a)                                 Permit, (through its actions), any breach of Section 2.1 of the Agreement respecting the purpose of the Loan;

(b)                                 Permit a Change in Control to occur prior to repayment in full of the Loan Amount on or before the Maturity Date;

(c)                                  Limitation on Asset Sales: Sell or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), assets of the Borrower for cumulative net proceeds greater than seven hundred and fifty thousand Dollars ($750,000) Dollars other than dispositions of obsolete, surplus or worn-out equipment.

(d)                                 Limitation on Acquisitions:  Enter into or make any Acquisition;

(e)                                  Negative Pledge:  Other than Permitted Liens, permit any Liens against the assets or the property of the Borrower as security in favour of any creditor until the Loan Amount is repaid in full;

(f)                                   Negative Pledge Guarantor and its subsidiaries:  Other than Permitted Liens, permit any Liens against the assets or property of AquaVenture Holdings LLC or any of its operating subsidiaries, (the “Seven Seas Group”), (except Seven Seas Water Corporation (USVI)), in respect of assets existing from the Effective Date until two years after the Effective Date, provided the Borrower is compliant with all financial and non-financial covenants under this Agreement;

(g)                                  Limitation on Distributions:  Permit any Distributions to its Shareholder or to any other person in respect of its capital stock or any ownership interest in the Borrower unless the projected and historical unless the DSCR on a rolling four (4) - quarter basis, is equal to at least 1.40X and all other Negative, Affirmative and Financial Covenants have been, and are, met, except as permitted pursuant to Section 2.1;

(h)                                 Limitation on Indebtedness:  Permit any future Indebtedness in an amount in excess of three million Dollars ($3,000,000);

(i)                                     Limitation on Capital Expenditures:  Permit any future capital expenditures in an amount greater than one million Dollars ($1,000,000) per annum;

(j)                                    Limitation on Change Orders:  Permit any Change Orders, (including any changes to categories within the Project Budget), so that no single Change Order, the sum of which individually or in aggregate, exceeds one million Dollars ($1,000,000).

(k)                                 Sanctionable Practices.  Guarantor and its subsidiaries:  Engage in, or authorize or permit any member of the Seven Seas Group or any other Person acting on its behalf to engage in, with respect to its operations or any transaction contemplated by this Agreement, any Sanctionable Practices.  The Borrower further covenants that should the Lender notify the Borrower or the Guarantor of its concerns that there has been a violation of the provisions of this Section or of Section 8.11 (Representations and Warranties) of this Agreement, the Borrower and the Guarantor shall cooperate in good faith with the Lender and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from the Lender and shall furnish documentary support for such response upon the Lender’s request;

SECTION 6

AFFIRMATIVE AND FINANCIAL COVENANTS

6.1                               The Borrower and, in respect of Sections 6.7, 6.11 and 6.13 (a) and (b) below, the Guarantor, hereby covenants and agrees with the Lender that until the Loan Amount is repaid in full, they shall at all times observe the following covenants:

(a)                                 Comply in all respects with all applicable Trinidadian law and regulations including Trinidadian laws relating to the payment of Taxes and corruption and bribery;

(b)                                 Maintain its existence, remain in good standing and shall remain duly qualified to carry on its business and own property in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in each case, to the extent such failure could not reasonably be expected to have a Material Adverse Effect;

(c)                                  Use and operate all of its facilities and properties in material compliance with all applicable Environmental Laws, keep all material and necessary permits, approvals, certificates, licences and other authorizations relating to environmental matters in effect and remain in material compliance therewith and to engage in any and all legally required environmental reporting, as required, in a thorough and appropriate manner, except in each case, to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

6.2                               The Borrower hereby covenants that it shall, on an annual basis, provide the Lender with copies of Insurance Policies covering the Project in an amount equal to replacement cost for at least thirty million Dollars ($30,000,000) and such Insurance Policies shall name the Lender as loss payee;

6.3                               The Borrower hereby covenants that with regard to Section 6.2, it shall ensure (i) that all premiums due to any insurer in connection with the Project are paid in full on a timely basis; and (ii) that it will notify the Lender in writing promptly after acquiring knowledge of (a) any cancellation or alteration of insurance or (b) any expiry of insurance where the Borrower has determined or been advised the insurance will not be renewed.  The Borrower agrees to request its insurer(s) to provide a certificate(s) to the Lender whereby the insurer(s) endeveavour(s) to notify the Lender of any cancellation or alteration of insurance;

6.4                               The Borrower hereby covenants that it shall use the Advances exclusively for the purposes described in Section 2.1 of the Agreement;

6.5                               The Borrower shall fully fund the DSR on or prior to the Final Drawdown Date.  For the avoidance of doubt, the proceeds from Advances may be used to fund the DSR;

6.6                               The Borrower hereby covenants that the Project Completion Date shall occur no later than June 30, 2013 or fifteen (15) months from the Effective Date, which ever is earlier;

6.7                               The Borrower and the Guarantor shall assume responsibility for all cost overruns with respect to the Project and any such overruns shall be funded when due.

6.8                               The Borrower shall permit the Lender to inspect the Project during normal business hours, with reasonable advance notice to the Borrower and subject to reasonable conditions as to safety and other operating matters;

6.9                               The Borrower shall, no later than the end of each month and continuing until the Project Completion Date, provide the Lender with a progress report with variance and explanations for each item in the Project Budget (the “Project Progress Report”) as of the end of the previous month;

6.10                        Financial Covenant - Debt Service Coverage Ratio: The Borrower shall, at the end of each Fiscal Quarter, maintain a Debt Service Coverage Ratio greater than or equal to 1.25X which shall be calculated quarterly on a rolling four quarter basis, using the Borrower’s unaudited quarterly financial statements;

6.11                        Financial Covenant - Guarantor’s Minimum Tangible Net Worth: The Guarantor shall, at the end of each Fiscal Quarter, maintain a Minimum Tangible Net Worth greater than or equal to sixty-five million Dollars ($65,000,000), using the Guarantor’s unaudited consolidated quarterly financial statements;

6.12                        The Borrower shall maintain adequate records and books of accounts;

6.13                        Reporting Requirements:  The Borrower and the Guarantor shall provide the Lender with the following:

(a)                                 No later than one hundred and twenty (120) days after the end of the Fiscal Year of Borrower, annual, unconsolidated, audited, financial statements of the Borrower and annual, consolidated, audited financial statements for the Guarantor and the Seven Seas Group;

(b)                                 No later than forty-five (45) days after the end of the Fiscal Quarter of each of the Borrower and Guarantor, quarterly, unaudited, unconsolidated, financial statements from the Borrower, and quarterly, unaudited, financial statements from the Guarantor on a consolidated basis with Seven Seas Group together with a certificate in the form of a letter addressed to the Lender, signed by the president, chief financial officer or other appropriate officers, of the Borrower or Guarantor, as applicable, confirming the information in Sections 6.9 and 6.10;

(c)                                  A copy of the annual operating and capital expenditure budgets and cash flow projections for the Project within thirty (30) days prior to the Borrower’s Fiscal Year- end with the first such report due no later than sixty (60) days after the Project Completion Date;

(d)                                 A copy of a receipt issued by the Ministry of Finance, Inland Revenue Service to the Borrower in respect of withholding tax paid pursuant to interest on the Loan, each quarter; and

(e)                                  The Borrower’s duly completed Environmental Questionnaire within one hundred and twenty (120) days of each Fiscal Year-end.

SECTION 7

CHANGE OF CIRCUMSTANCES

7.1                               Change in Circumstances:  If at any time it shall become unlawful or contrary to any regulation (whether or not having the force of law) for the Lender to maintain the Advances or any part thereof, the Lender shall so certify to the Borrower by way of a written notice.  Upon receipt of such written notice, the Borrower and the Lender shall negotiate in good faith for a period up to, but not exceeding thirty (30) days with a view to the Lender making available the Advances in a manner free of such sanctions.  If upon the expiration of such a period, the Lender remains unable to continue the Advances on the agreed upon revised terms, the Lender may, by written notice, to the Borrower, declare its obligations to be terminated on a date specified in the notice whereupon the Lender’s commitments shall cease and the Borrower shall forthwith (or as specified by the Lender) prepay all Advances with accrued interest and all other reasonable amounts payable to the Lender under this Agreement and the transactions it contemplates, (such reasonable amounts with any reasonable costs incurred by Lender for the termination of the funding arrangements, (e.g. “break-funding’’ costs related to the Lender’s cancellation or prepayment of existing funding arrangements)), any reasonable documented, and out-of-pocket legal or business costs incurred by the Lender in order to investigate, assess, attempt to maintain or terminate the Loan, as mandated by competent authorities or reasonably determined by the Lender to be necessary and desirable and any other reasonable=documented out-of-pocket costs, unforeseen by the Lender as of the Effective Date hereof, directly related to the purpose of this applicable section.

7.2                               Increased Costs:  If due to any Change in Law issued or made after the Effective Date by any Governmental Authority there shall be: (a) any increase in the cost to the Lender of making or maintaining the Loan; (b) any increase in the amount of capital required or maintained, or expected to be maintained, by the Lender and the amount of such capital is increased by or based upon the existence of the Loan outstanding hereunder; or (c) any decrease in the effective rate of return on the capital of the Lender of making or maintaining the Loan to a level below that which the Lender would have attained but for the Change in Law (all of the preceding excluding any such increased costs, increased capital requirements or decreased rate of return (each an “Event”, together the “Events”), resulting from (A) Taxes or (B) changes in the basis of taxation of overall net income or overall gross income affecting the Lender), (the determination of any or all of the preceding Event or Events being at the Lender’s sole and absolute discretion with respect to the Loan), then the Lender shall provide the Borrower with a notice, (hereinafter the “Notice”) that shall (1) describe in reasonable detail the Event together with the approximate date of the effectiveness thereof, (2) set forth the cost to the Lender of such Event, and (3) calculate such amount as the Lender determines in its sole and absolute discretion is necessary to be compensated for the cost of such Event.  Such Notices (or Notices) may be sent by the Lender in respect of an Event (or Events) from time to time.  The Borrower shall promptly, following receipt of such Notice, pay directly to the Lender the amount sufficient to compensate the Lender for the cost of such Event.  The Notice, including the certifications made therein, shall, in the absence of demonstrable error, be conclusive and binding on the Borrower.

SECTION 8

BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement the Borrower (and, in respect of Section 8.11, the Guarantor) hereby REPRESENTS AND WARRANTS to the Lender that at each Drawdown Date (except where specifically stated to be given as of another date):

8.1                               The Borrower has the power, authority, and capacity to enter into, exercise its rights under, and to perform and comply with its obligations under this Agreement, and that the execution and delivery of this Agreement has been duly authorised by all necessary actions;

8.2                               The obligations expressed as being assumed by the Borrower under this Agreement constitute the Borrower’s legal, valid and binding obligations, enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity;

8.3                               As of the Effective Date, under the laws of the Republic of Trinidad & Tobago in force on the Effective Date, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in the Republic of Trinidad & Tobago or that any registration or similar Taxes (other than stamp duty) be paid on or in relation to this Agreement;

8.4                               There is no pending and, to the Borrower’s knowledge, no threatened material litigation against the Borrower;

8.5                               There are no pending and, to the Borrower’s knowledge, there are no threatened (i) written claims, complaints, notices or requests for information received by the Borrower with respect to any alleged violation of any Environmental Laws by the Borrower, or (ii) written complaints notices or inquiries received by the Borrower regarding potential material liability of the Borrower under any Environmental Laws;

8.6                               Each Advance shall be used in a manner consistent with the purposes set out in Section 2.1 of this Agreement;

8.7                               No Event of Default has occurred or is continuing;

8.8                               Neither:

(a)                                 The execution and delivery of this Agreement by the Borrower:

(b)                                 nor the entry into and performance of all terms of this Agreement by the Borrower, any Promissory Notes or any transactions contemplated by this Agreement:

(i)                                     will conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default or require any authorization under any applicable law or regulation by which the Borrower is bound or will violate any order, licence, permit or consent applicable to the Borrower or by which the Borrower is bound; or

(ii)                                  will cause any limitation on any of the powers of the Borrower whatsoever and howsoever imposed, to be exceeded; or

(iii)                               will require any consent or approval of any officer of the Borrower or any other person which has not been obtained.

8.9                               The claims of the Lender regarding the Loan Amount shall rank at least pari passu in respect of the priority of payment of all other claims regarding all present and future Indebtedness of the Borrower;

8.10                        The Borrower is in compliance with all applicable Trinidadian laws and regulations, including Trinidadian law relating to the payment of Taxes and to corruption and bribery;

8.11                        No member of the Seven Seas Group, nor any Person acting on its or any of their behalf, has committed or engaged in, with respect to any of their respective operations or any transaction contemplated by this Agreement, any Sanctionable Practice;

8.12                        All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement is, and all such information hereunder furnished by the Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.  Such information, when taken as a whole, does not contain any material mis-statement of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading.  The Borrower has disclosed to the Lender in writing any and all facts known to Borrower which would reasonably be expected to have a Material Adverse Effect.

SECTION 9

DEFAULT

9.1                               Any one or more of the following shall constitute an Event of Default hereunder:

(a)                                 The Borrower fails to pay any Loan Amount when due and continues not to pay for five (5) Business Days thereafter;

(b)                                 Any material representation or warranty made by the Borrower hereunder or any documentation furnished by it in connection herewith shall prove to have been incorrect in any material respect when made and if capable of remedy, such default continues for fifteen (15) Business Days;

(c)                                  The Borrower fails to perform or observe any material term, covenant, (either affirmative, negative or financial), or condition in this Agreement and such default is not remedied within thirty (30) Business Days;

(d)                                 The validity or enforceability of this Agreement, the Promissory Note(s) or any Drawdown Notice shall be successfully contested in a court of competent jurisdiction, following the expiry or adjudication of any appeals, by any Governmental Authority, the Borrower or the Guarantor;

(e)                                  Cross Default.  The Borrower or the Guarantor is in default, or shall fail to pay any Indebtedness that is outstanding, in a principal amount of at least two hundred and fifty thousand Dollars ($250,000), when such Indebtedness becomes due and payable, and such default or failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, without waiver by the holder of the Indebtedness;

(f)                                   The Borrower makes a general assignment for the benefit of, or a composition with, its creditors;

(g)                                  A moratorium is declared by a court of competent jurisdiction on the payment of any Indebtedness with a principal amount of at least Two Hundred and Fifty Thousand ($250,000) Dollars of the Borrower;

(h)                                 The Borrower repudiates this Agreement;

(i)                                     The failure of WASA to remain a statutory body of the Government of the Republic of Trinidad & Tobago during the tenor of the Loan.

(j)                                    Any breach by the Borrower of the terms and conditions of the WSA,

9.2                               Acceleration and Suspension of Advances.  If any Event of Default occurs and is continuing, the Lender by written notice to the Borrower may do one or both of the following:

(a)                                 Declare the Loan to be immediately due and payable and thereafter^ proceed to exercise any rights and remedies available to it under applicable law;

(b)                                 By notice to the Borrower, suspend the Lender’s obligation to make Advances, which suspension will continue until such Event of Default has been cured or the Lender otherwise notifies the Borrower that the suspension is removed and such Event of Default has been waived by the Lender.

9.3                               Default Indemnity.

(a)                                 The Borrower shall indemnify the Lender against any loss, damage or expense which it may sustain or incur as a consequence of the occurrence of any Event of Default, and all actions, proceedings, costs, damages, expenses, claims and demands howsoever arising in connection therewith (excluding special, indirect and consequential losses or damages), except to the extent such loss, damage or expense is due or results from the Lender’s gross negligence or willful misconduct.

(b)                                 Such indemnity shall include all reasonable documented, out-of pocket legal costs and reasonable expenses (including reasonable attorney’s fees on a full indemnity basis) incurred by the Lender in connection with any of the foregoing matters including without limitation, the enforcement by the Lender of its legal rights under this Agreement (except to the extent such cost or expense is due or results from the Lender’s gross negligence, bad faith or willful misconduct).

SECTION 10

EXPENSES

10.1                        The Borrower shall pay the following reasonable, documented and out-of-pocket costs and expenses on demand, regardless of whether or not the transaction is consummated and, where applicable, the choice of Lender’s counsel shall be at the Lender’s sole discretion.

10.2                        The Lender’s documentation costs of twenty-five thousand Dollars ($25,000) in respect of the preparation and execution of the Agreement and all documents pertaining thereto.

10.3                        The Lender’s costs of: (i) one (1) external New York counsel plus, (ii) the Lender’s cost of external Trinidad & Tobago counsel plus, (iii) the Lender’s reasonable, documented, out-of-pocket expenses, including reasonable, travel expenses for one of the Lender’s employees from The Bank of Nova Scotia, Toronto Executive Offices, in respect thereto.

10.4                        All fees and expenses payable to the IE.

10.5                        All fees and expenses (excluding premiums except for prepaid premium pursuant to Section 2.6.a(v)) payable by the Lender pursuant to section 4.1(b).

10.6                        The Lender’s cost to terminate funding arrangements, in accordance with Section 2.6 and 3.2, save and except where such termination arises as a consequence of an act or omission or default of the Lender, independent of any act or omission or default on the part of the Borrower.

10.7                        All reasonable costs and expenses (including legal fees) incurred by the Lender in protecting or enforcing its rights under this Agreement.

10.8                        All costs and expenses incurred by the Lender following an Event of Default, in connection with all site visits and inspections deemed necessary by the Lender.

SECTION 11

GENERAL

11.1                        Severability.  Any provision of this Agreement that is held to be inoperative, unenforceable or invalid in whole or in part as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid to such extent without affecting the remaining provisions or the operation, enforceability or validity of that provision as to the other parties or in any other jurisdiction and to this end, the provisions of this Agreement are declared to be severable.

11.2                        No Waiver, Cumulative Remarks.  No failure or delay by the Lender in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.  The partial or single exercise of any right, remedy, power or privilege under this Agreement shall not operate as a waiver or as an estoppel regarding any rights under the same.  All rights and remedies provided in this Agreement are cumulative and may be exercised contemporaneously or successively, and are in addition to and not exclusive of any other rights and remedies provided by law.

11.3                        Conclusive Evidence.  A certificate signed by an officer of the Lender shall be conclusive evidence as to any rates or amounts to be calculated or owing under or in respect of this Agreement (save for demonstrable error).

11.4                        Entire Agreement.  This Agreement contains all of the representations and warranties, undertakings, covenants and agreements between the parties.  All prior negotiations, understandings, undertakings, covenants, representations and agreements, whether oral or written, in connection with the Agreement are merged herein.

11.5                        Modification, Amendment.  This Agreement may not be modified, altered nor amended in any manner whatsoever, except upon the agreement of the Lender and the Borrower, in writing and executed by the parties in the same manner as the document being modified, altered or amended.

11.6                        Assignment.  The Borrower may not assign, without the prior written consent of the Lender, (such consent not to be unreasonably withheld or delayed), whether in whole or in part, the benefits of this Agreement.  Prior to the Final Drawdown Date and in the absence of an Event of Default, the rights and obligations of the Lender hereunder may be assigned only with the prior written consent of the Borrower, (such consent not to be unreasonably withheld or delayed).  After the Final Drawdown Date or following the occurrence and during the continuance of an Event of Default, the rights and obligations of the Lender may be assigned without notice or consent of the Borrower.

11.7                        Disclosure of Information — Confidentiality.  The Lender and the Borrower (each a “Confidential Information Holder” as the context may require) agree to maintain the confidentiality of all non-public information disclosed by the Lender or the Borrower (“Confidential Information”); provided, however, that a Confidential Information Holder may disclose the Confidential Information: (i) if the Confidential Information Holder obtains such Confidential Information from a third party who is not bound by the obligation of confidentiality; (ii) if the Confidential Information is a matter of public knowledge through no fault of the Confidential Information Holder; (iii) to any assignee or to any Person who may otherwise enter into contractual relations with the Confidential Information Holder in relation to this Agreement, provided, that, prior to any such disclosure, such assignee or Person shall agree to preserve the confidentiality, pursuant to this Section 11.7, of any Confidential Information received by it from the Confidential Information Holder; (iv) if the Confidential Information is disclosed under a requirement of law or by the Confidential Information Holder in the course of enforcing its rights hereunder or defending itself against any action, suit claim or similar dispute or (v) any disclosures of Confidential Information required by US GAAP.

Notwithstanding the foregoing, the Borrower agrees that, with tire prior written consent of the Borrower, the Lender may disclose the following information in its annual report or in advertising (in the form of a tombstone): the name of the Lender, Borrower, the date of Agreement, a general description of the transaction (including the country) and the amount of the Loan.

11.8                        Withholding Taxes.  All payments due hereunder (including without limitation under any Promissory Notes contemplated by this Agreement) shall be made without set off and free from all Taxes imposed on the Lender unless deduction of said Taxes can not be avoided or waived by operation of law.  In the event that the Borrower is required by law to deduct Taxes from such payment then (a) provided that the Lender would continue to be entitled to treat any such deductions by the Borrower as evidence that it has already paid taxes on payments to it from the Borrower hereunder, the Borrower shall provide the Lender with evidence that it has paid the taxes deducted from payments to the relevant authorities; (b) regardless of whether the circumstances in clause (a) are or are not applicable, the payments due by the Borrower must still be increased insofar as necessary in order to ensure that the amount which remains following such deductions shall equal the amount which would have been made payable in the absence of such requirement.

11.9                        Business Day Interest Extension.  Whenever a Payment Date occurs on a day other than a Business Day, such Payment Date shall be the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

11.10                 Judgment Currency.  It is of the essence of this Agreement that the respective parties make the various payments hereunder in the currency expressed for such payments, (the currency expressed with respect to each payment therein called the “Required Currency” of such payment).  The obligation of each party to make each payment in the Required Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, (including the payment of damages for the breach of this Agreement), until and except to the extent that such tender or recovery shall result in the actual receipt by the receiving party in the Required Currency of the amount expressed to be payable in that currency.  The obligation of each party to make such payment in the Required Currency shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Required Currency of the amount, (if any), by which such actual receipt shall fall short of the full amount of the Required Currency and shall not be affected by judgment being obtained for any other sums due under this Agreement.

11.11                 Notices.  All notices, requests, demands, directions, consents and other communications under this Agreement shall, unless otherwise stated herein, be in writing, and mailed or hand-delivered or sent by facsimile or e-mail transmission as to each party hereto, at the address for such party set forth below, or at such address as shall be designated by the party in a written notice to the other party hereto, (and, for ease of reference, facsimile or e-mail transmissions sent from the Borrower to the Lender shall be governed by the terms and conditions of the Electronic Communication Agreement, save to the extent that any of its provisions are in conflict with the terms of this Agreement, and, in such cases, the terms of this Agreement shall have priority):

If to the Borrower:                                           Seven Seas Water (Trinidad) Unlimited
First Floor, Briar Place
10 Sweet Briar Road
St. Clair,
Port-of-Spain
Trinidad & Tobago
Attention:  Secretary
Facsimile:  +1 (868) 622-2671

With a copy to:                                                            AquaVenture Holdings LLC
14400 Carlson Circle
Tampa, FL 33626
Attention:  John Curtis
Facsimile:  +1 (813) 855-8631

If to the Lender:                                                       The Bank of Nova Scotia
720 King Street West, 2nd Floor
Toronto, Ontario M5V 2T3
Attention:  Director Agency
Department:  Global Wholesale Services
Reference:  Seven Seas Water (Trinidad) Unlimited
Facsimile:  +1 (416) 866-5991

All such notices, requests, demands, directions and other communications shall, in tire case of hand delivery, overnight or international courier, and facsimile or e-mail transmission, be effective when received, if received between the hours of 8.30 am and 4.30 pm on a Business Day, and if not so received on a Business Day, shall be effective from the next day which is a

Business Day; and in the case of mail, (other than overnight or international courier) on the third (3rd) Business Day following the posting thereof, postage prepaid.

11.12                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

11.13                 General Indemnity.  The Borrower shall indemnify, exonerate and hold the Lender and each of its respective officers, directors, employees and agents, (collectively the “Indemnified Parties”), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable documented, out-of-pocket legal fees and disbursements, but excluding indirect, special or consequential losses or damages (collectively the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a)                                 any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of this Loan;

(b)                                 the entering into and performance of this Agreement and the documents set out in Appendices I to IV thereto, by the Borrower, (including any action brought by or on behalf of the Borrower as a result of any determination by the Lender to suspend the Lender’s obligations to make Advances pursuant to Section 9.2 of the Agreement or to terminate an Advance pursuant to Section 7 of the Agreement but not including any breach of this Agreement and any breach of the documents set out in Appendices I to IV thereto by the Lender); and

(c)                                  any investigation, litigation or proceeding which relates directly to the Borrower related to any aspect of this Agreement and the documents set out in Appendices I to IV thereto, except, (in relation to (a), (b) and (c) above), for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Parties’ gross negligence, bad faith, or wilful misconduct.

SECTION 12

APPLICABLE LAW AND JURISDICTION

12.1                        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to its principles of conflicts of laws, (other than Section 5-1401 of the New York General Obligations Law).

12.2                        The parties hereby irrevocably submit, on a non-exclusive basis, to the jurisdiction of any State or United States Federal Court sitting in the State of New York, United States of America and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or any Promissory Notes or for the recognition or enforcement of any judgment.  The Borrower irrevocably appoints CT Corp., an agent for service of process to accept service from the courts of the State of New York, United States of America, in any action.

12.3                        The parties hereto each hereby irrevocably waive all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement.

The rest of this page is left intentionally blank.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the     day of April, 2012.

SIGNED, SEALED, AND DELIVERED

The Bank of Nova Scotia

By:		By:	/s/ Richard B. McCorkindale
Name: Edna Rangel		Name: Richard B. McCorkindale
Title: Senior Manager		Title: Director

Seven Seas Water (Trinidad) Unlimited

By:	/s/ DRB	By:	/s/ John F. Curtis
Name: Douglas R. Brown		Name: John F. Curtis
Title: Director		Title: Director

AquaVenture Holdings LLC

Executing the Agreement specifically and exclusively in respect of sub-Sections 1.32, 1.38, 1.39, 1.55, 2.3, 4.1(e) & (f), 5.1(f) & (k), 6.7, 6.11, 6.13(a) & (b), 8.11, 9.1(d), (e), 11.11, 12, Appendices I, II & IV.

By:	/s/ DRB	By:	/s/ John F. Curtis
Name: Douglas R. Brown		Name: John F. Curtis
Title: Chief Executive Officer		Title: President

APPENDIX I

DRAWDOWN NOTICE

Date:

The Bank of Nova Scotia
[Address] [Provide Address]

Attention:  [                ]

RE:                           Credit Agreement between The Bank of Nova Scotia (the “Lender”) and Seven Seas Water (Trinidad) Unlimited (the “Borrower”) dated the 9th day of April, 2012 (the “Credit Agreement”).

With reference to the above-cited Credit Agreement, the undersigned hereby irrevocably requests for the Lender to make an Advance in the amount of $[                ] and hereby certifies that all requirements set out as Conditions Precedents to Advances in Section 4 to obtain an Advance have been fulfilled by the Borrower and there has been no Material Adverse Effect as of the date hereof.

Enclosed herewith are the following:

1.                                      IE Certificate as per Section 4.4.

2.                                      Either (mark the following):

a)                                     copy of invoice issued by a Contractor to the Borrower pursuant to the Project Budget with wire transfer instructions to make payment to the Contractor; or

b)                                     copy of the paid invoice issued by the Contractor to the Borrower, Guarantor or the Shareholder pursuant to the Contract with wire transfer instructions to make payment to the Borrower, the Guarantor or the Shareholder.

Yours truly,

Authorized Officer
Seven Seas Water (Trinidad) Unlimited

APPENDIX II

ELECTRONIC COMMUNICATION AGREEMENT

To:  The Bank of Nova Scotia

The Borrower and the Guarantor (together the “CLIENT”) hereby requests and authorises The Bank of Nova Scotia (the “BANK”) to receive instructions and information from time to time (“INSTRUCTIONS”), from the CLIENT by way of electronic communication equipment, which shall include but not be limited to facsimile transmission equipment and electronic/computer mail (or e-mail) whether such electronic mail is encoded for security purposes or not (“ELECTRONIC COMMUNICATION”), and the BANK agrees to act upon such instructions or rely upon such information, subject to the following terms and conditions:

1.                                      The CLIENT agrees that the BANK shall be under no obligation to act upon any INSTRUCTIONS received from the CLIENT by way of ELECTRONIC COMMUNICATION.  The BANK may, in its sole discretion, refuse to act upon any such INSTRUCTIONS received from the CLIENT.  In the event, however, that the BANK declines to act as aforesaid, it shall so immediately advise the CLIENT and require in the alternative, original written instructions.

2.                                      The CLIENT agrees to assume full responsibility for all actions taken by the BANK, its correspondents, or agents in accordance with INSTRUCTIONS purporting or appearing on their face to have been received from the CLIENT by the BANK via ELECTRONIC COMMUNICATION.  The CLIENT acknowledges and agrees that if any INSTRUCTIONS received by the BANK purport or appear on their face to have been signed, sent or authorised by the CLIENT, such INSTRUCTIONS may be treated by the BANK as though they had been duly provided by the CLIENT or the authorised officers) of the CLIENT with the authority and on behalf of the CLIENT, notwithstanding that it may later be established that such INSTRUCTIONS were not so signed, sent or authorised by the CLIENT.  The CLIENT further acknowledges and agrees that if any INSTRUCTIONS are provided to the BANK via ELECTRONIC COMMUNICATION and such INSTRUCTIONS are in any way tampered with, or altered by an unauthorised party unrelated to the BANK, that the CLIENT shall bear the full responsibility for all actions taken by the BANK its correspondents, or agents in accordance with such INSTRUCTIONS.

3.                                      Any action taken in good faith by the BANK or any of its correspondents or agents under or in connection with any such INSTRUCTIONS shall be binding on the CLIENT without any resulting liability to the BANK, its correspondents or agents.

4.                                      a)                                     The CLIENT releases the BANK from any liability or claim for failure to act, execute, or complete any INSTRUCTIONS due to any reason beyond the BANK’S control;

b)                                     The CLIENT agrees to indemnify and save harmless the BANK and any of its correspondents or agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements of any kind or nature whatsoever which may be imposed upon, incurred by, or served against the BANK, its correspondents, and agents by reason of the BANK’S actions taken in accordance with INSTRUCTIONS delivered by the CLIENT.

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c)                                      In no event will the BANK be liable for indirect, special or consequential damages.

5.                                      With regards to any instruction relating to the transfer of funds, the BANK may use any means and routes it, in its sole discretion, may consider suitable for the transmission of funds.  If the CLIENT should cancel any funds transfer INSTRUCTIONS, the BANK shall not be obligated to return the funds to the CLIENT unless the BANK is able to have its transfer stopped and the funds are returned to the BANK.

6.                                      The CLIENT will pay the BANK’S usual and customary fees for acting in accordance with any INSTRUCTIONS received.  The BANK may debit the CLIENT’S account with the amount of any such fees and charges

7.                                      This Agreement shall continue in effect and be binding on the parties, their successors and assigns (provided that no party may assign its rights hereunder without the consent of the other party) unless terminated by either party by written notice delivered to the other party at the address indicated above.

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APPENDIX III

PROMISSORY NOTE

Seven Seas Water (Trinidad) Unlimited

US$30,000,000.00	Date: [insert date]

FOR VALUE RECEIVED, Seven Seas Water (Trinidad) Unlimited, having its principal office located at First Floor, Briar Place, 10 Sweet Briar Road, St. Clair, Port-of-Spain, Trinidad & Tobago the Republic of Trinidad & Tobago (the “Borrower”) by this promissory note (this “Promissory Note”) hereby unconditionally promises to pay to the order of The Bank of Nova Scotia at 44 King Street West, Toronto, Ontario, Canada M5H 1H1 (the “Lender”), the principal sum of THIRTY MILLION UNITED STATES DOLLARS (US$30,000,000) or such lesser amount as shall be advanced by the Lender to the Borrower and evidenced hereby as set forth on the grid attached hereto as Schedule 1, in instalments as hereinafter provided and to pay interest on the principal balance from time to time outstanding, on each Payment Date, such interest accruing at a rate equal to one month LIBOR plus the Margin until the first Payment Date following the Fixed Interest Rate Date notice and at:

Fixed Interest Rate Percentage x (Fixed Rate Base + the Margin) + (1 - Fixed Interest Rate Percentage) x (one month LIBOR + the Margin)

commencing the first Payment Date following the Fixed Interest Rate Date and continuing until the Maturity Date.

Capitalized terms not otherwise defined shall have the meaning set forth in the Credit Agreement dated April [insert date], 2012 between Seven Seas Water (Trinidad) Unlimited and The Bank of Nova Scotia (the “Credit Agreement”).

“Payment Date” shall mean the 15th day of each month of each year.

The Loan principal shall be repaid in eighty-four (84) equal, monthly payments, commencing with the Payment Date following the earlier of:  (i) six (6) months after the Project Completion Date; and (ii) eighteen (18) months after the Effective Date.  Each payment of principal shall be as set forth in Schedule 2 hereto.

Interest on the unpaid principal amount from time to time is due and payable on each Payment Date, beginning on the first Payment Date, so long as any principal hereof remains outstanding.  Interest will be calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) over a year of 360 days.

If the Borrower fails to pay any amount owing under this Promissory Note when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay the Lender interest on such unpaid amount as calculated as per Section 3.3 of the Credit Agreement.

All payments received hereunder shall be applied in the manner and order of priority determined by the Lender in its sole, reasonable discretion.

4

Whenever any payment falls due on a day that is not a Business Day, the due date for payment shall be extended to the next following Business Day.

All payments to be made by the Borrower under this Promissory Note shall be made in United States Dollars in immediately available and freely transferable funds no later than 1:00 pm (Eastern time) on the date on which due, without set-off, counterclaim, deduction, withholding on account of taxes levied or imposed under the laws of the Republic of Trinidad & Tobago subject, however, to the provisions of Section 11.8 of the Credit Agreement.

If any Event of Default occurs, the entire outstanding principal amount hereof and interest accrued thereon shall immediately become due and payable, at the option and upon the demand of the Lender and with prior written notice to the Borrower.

This Promissory Note shall be valid and enforceable as to its principal amount at any time only to the extent of the aggregate amounts then disbursed and outstanding, and, as to interest, only to the extent of the interest accrued thereon.

The Borrower hereby waives demand, diligence, presentment, protest and notice of every kind, and warrants to the holder that all actions and approvals required for the execution and delivery hereof as a legal, valid and binding obligation of the undersigned, enforceable in accordance with the terms hereof (subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity), have been duly taken and obtained.  The failure of the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

The Borrower agrees to pay on demand all reasonable documented, out-of-pocket costs and expenses of the Lender that are incurred in connection with the enforcement of this Promissory Note, including, but not limited to, reasonable documented, out-of-pocket attorneys’ fees and expenses related thereto.

The rest of this page is left intentionally blank.

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THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS, (OTHER THAN SECTION 5 - 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  Any dispute between the parties related hereto shall be determined with reference to Section 12.2 of the Credit Agreement.

SEVEN SEAS WATER (TRINIDAD) UNLIMITED

By:
Authorized Signatory

Name:
Title:

By:
Authorized Signatory

Name:
Title:

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Schedule 1

Drawdown Date	Amount of Principal Advanced	Signature of Authorized Officer of the Lender

7

Schedule 2

THE INDICATIVE REPAYMENT SCHEDULE BELOW SHALL BE REVISED AND FINALIZED AFTER THE FINAL DRAWDOWN DATE.

Payment Number	Date	Percentage Repaid	Opening Balance	Amount Repaid	Closing Balance
1	15-Jul-13	1.19%	$30,000,000.00	$357,142.86	$29,642,857.14
2	15-Aug-13	1.19%	$29,642,857.14	$357,142.86	$29,285,714.29
3	15-Sep-13	1.19%	$29,285,714.29	$357,142.86	$28,928,571.43
4	15-0ct-13	1.19%	$28,928,571.43	$357,142.86	$28,571,428.57
5	15-Nov-13	1.19%	$28,571,428.57	$357,142.86	$28,214,285.71
6	15-Dec-13	1.19%	$28,214,285.71	$357,142.86	$27,857,142.86
7	15-Jan-14	1.19%	$27,857,142.86	$357,142.86	$27,500,000.00
8	15-Feb-14	1.19%	$27,500,000.00	$357,142.86	$27,142,857.14
9	15-Mar-14	1.19%	$27,142,857.14	$357,142.86	$26,785,714.29
10	15-Apr-14	1.19%	$26,785,714.29	$357,142.86	$26,428,571.43
II	15-May-14	1.19%	$26,428,571.43	$357,142.86	$26,071,428.57
12	15-Jun-14	1.19%	$26,071,428.57	$357,142.86	$25,714,285.71
13	15-Jul-14	1.19%	$25,714,285.71	$357,142.86	$25,357,142.86
14	15-Aug-14	1.19%	$25,357,142.86	$357142.86	$25,000,000.00
15	15-Sep-14	1.19%	$25,000,000.00	$357,142.86	$24,642,857.14
16	15-0ct-14	1.19%	$24,642,857.14	$357,142.86	$24,285,714.29
17	15-Nov-14	1.19%	$24,285,714.29	$357,142.86	$23,928,571.43
18	15-Dec-14	1.19%	$23,928,571.43	$357,142.86	$23,571,428.57
19	15-Jan-15	1.19%	$23,571,428.57	$357,142.86	$23,214,285.71
20	15-Feb-15	1.19%	$23,214,285.71	$357,142.86	$22,857,142.86
21	15-Mar-15	1.19%	$22,857,142.86	$357,142.86	$22,500,000.00
22	15-Apr-15	1.19%	$22,500,000.00	$357,142.86	$22,142,857.14
23	15-May-15	1.19%	$22,142,857.14	$357,142.86	$21,785,714.29
24	15-Jun-15	1.19%	$21,785,714.29	$357,142.86	$21,428,571.43
25	15-Jul-15	1.19%	$21,428,571.43	$357,142.86	$21,071,428.57
26	15-Aug-15	1.19%	$21,071,428.57	$357,142.86	$20,714,285.71
27	15-Sep-15	1.19%	$20,714,285.71	$357,142.86	$20,357,142.86
28	15-0ct-15	1.19%	$20,357,142.86	$357,142.86	$20,000,000.00
29	15-Nov-15	1.19%	$20,000,000.00	$357,142.86	$19,642,857.14
30	15-Dec-15	1.19%	$19,642,857.14	$357,142.86	$19,285,714.29
31	15-Jan-16	1.19%	$19,285,714.29	$357,142.86	$18,928,571.43
32	15-Feb-16	1.19%	$18,928,571.43	$357,142.86	$18,571,428.57
33	15-Mar-16	1.19%	$18,571,428.57	$357,142.86	$18,214,285.71
34	15-Apr-16	1.19%	$18,214,285.71	$357,142.86	$17,857,142.86
35	15-May-16	1.19%	$17,857,142.86	$357,142.86	$17,500,000.00
36	15-Jun-16	1.19%	$17,500,000.00	$357,142.86	$17,142,857.14
37	15-Jul-16	1.19%	$17,142,857.14	$357,142.86	$16,785,714.29
38	15-Aug-16	1.19%	$16,785,714.29	$357,142.86	$16,428,571.43
39	15-Sep-16	1.19%	$16,428,571.43	$357,142.86	$16,071,428.57
40	15-0ct-16	1.19%	$16,071,428.57	$357,142.86	$15,714,285.71
41	15-Nov-16	1.19%	$15,714,285.71	$357,142.86	$15,357,142.86

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Payment Number	Date	Percentage Repaid	Opening Balance	Amount Repaid	Closing Balance
42	15-Dec-16	1.19%	$15,357,142.86	$357,142.86	$15,000,000.00
43	15-Jan-17	1.19%	$15,000,000.00	$357,142.86	$14,642,857.14
44	15-Feb-17	1.19%	$14,642,857.14	$357,142.86	$14,285,714.29
45	15-Mar-17	1.19%	$14,285,714.29	$357,142.86	$13,928,571.43
46	15-Apr-17	1.19%	$13,928,571.43	$357,142.86	$13,571,428.57
47	15-May-17	1.19%	$13,571,428.57	$357,142.86	$13,214,285.71
48	15-Jun-17	1.19%	$13,214,285.71	$357,142.86	$12,857,142.86
49	15-Jul-17	1.19%	$12,857,142.86	$357,142.86	$12,500,000.00
50	15-Aug-17	1.19%	$12,500,000.00	$357,142.86	$12,142,857.14
51	15-Sep-17	1.19%	$12,142,857.14	$357,142.86	$11,785,714.29
52	15-0ct-17	1.19%	$11,785,714.29	$357,142.86	$11,428,571.43
53	15-Nov-17	1.19%	$11,428,571.43	$357,142.86	$11,071,428.57
54	15-Dec-17	1.19%	$11,071,428.57	$357,142.86	$10,714,285.71
55	15-Jan-18	1.19%	$10,714,285.71	$357,142.86	$10,357,142.86
56	15-Feb-18	1.19%	$10,357,142.86	$357,142.86	$10,000,000.00
57	15-Mar-18	1.19%	$10,000,000.00	$357,142.86	$9,642,857.14
58	15-Apr-18	1.19%	$9,642,857.14	$357,142.86	$9,285,714.29
59	15-May-18	1.19%	$9,285,714.29	$357,142.86	$8,928,571.43
60	15-Jun-18	1.19%	$8,928,571.43	$357,142.86	$8,571,428.57
61	15-Jul-18	1.19%	$8,571,428.57	$357,142.86	$8,214,285.71
62	15-Aug-18	1.19%	$8,214,285.71	$357,142.86	$7,857,142.86
63	15-Sep-18	1.19%	$7,857,142.86	$357,142.86	$7,500,000.00
64	15-Oct-18	1.19%	$7,500,000.00	$357,142.86	$7,142,857.14
65	15-Nov-18	1.19%	$7,142,857.14	$357,142.86	$6,785,714.29
66	15-Dec-18	1.19%	$6,785,714.29	$357,142.86	$6,428,571.43
67	15-Jan-19	1.19%	$6,428,571.43	$357,142.86	$6,071,428.57
68	15-Feb-19	1.19%	$6,071,428.57	$357,142.86	$5,714,285.71
69	15-Mar-19	1.19%	$5,714,285.71	$357,142.86	$5,357,142.86
70	15-Apr-19	1.19%	$5,357,142.86	$357,142.86	$5,000,000.00
71	15-May-19	1.19%	$5,000,000.00	$357,142.86	$4,642,857.14
72	15-Jun-19	1.19%	$4,642,857.14	$357,142.86	$4,285,714.29
73	15-Jul-19	1.19%	$4,285,714.29	$357,142.86	$3,928,571.43
74	15-Aug-19	1.19%	$3,928,571.43	$357,142.86	$3,571,428.57
75	15-Sep-19	1.19%	$3,571,428.57	$357,142.86	$3,214,285.71
76	15-Oct-19	1.19%	$3,214,285.71	$357,142.86	$2,857,142.86
77	15-Nov-19	1.19%	$2,857,142.86	$357,142.86	$2,500,000.00
78	15-Dec-19	1.19%	$2,500,000.00	$357,142.86	$2,142,857.14
79	15-Jan-20	1.19%	$2,142,857.14	$357,142.86	$1,785,714.29
80	15-Feb-20	1.19%	$1,785,714.29	$357,142.86	$1,428,571.43
81	15-Mar-20	1.19%	$1,428,571.43	$357,142.86	$1,071,428.57
82	15-Apr-20	1.19%	$1,071,428.57	$357,142.86	$714,285.71
83	15-May-20	1.19%	$714,285.71	$357,142.86	$357,142.86
84	15-Jun-20	1.19%	$357,142.86	$357,142.86	$(0.00)

9

APPENDIX IV

GUARANTEE

THIS GUARANTEE (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Guarantee”) is made and entered into effective as of this • day of April, 2012 by the undersigned, AquaVenture Holdings LLC, a Delaware limited liability company formed on December 14, 2006 (the “Guarantor”), in favor of and for the benefit of Lender, a banking institution organized and existing under the laws of Canada.

Capitalized terms used but not otherwise defined herein shall have the meaning attributed to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, Lender has agreed to make a loan to Borrower (hereinafter, the “Loan”), pursuant to the terms of the Credit Agreement (defined below); and

WHEREAS, one of the conditions precedent to the availability of the Loan to the Borrower is the issue of a Guarantee by Guarantor, in favor of Lender, guaranteeing the prompt, proper and full payment by the Borrower of the Guaranteed Obligations (as defined herein); and

WHEREAS, Guarantor has agreed to provide the Guarantee and the granting of the Guarantee has been approved by all required limited liability company action on the part of Guarantor,

NOW THEREFORE, in furtherance of the matters set forth above and in consideration of the Lender making the Loan or any part thereof available to the Borrower, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Guarantor), the Guarantor hereby agrees as follows:

TERMS AND CONDITIONS

1.1.         “Bankruptcy Law” means any federal, state or local bankruptcy or insolvency law applicable to Borrower including, without limitation, the laws of the Republic of Trinidad & Tobago.

1.2.         “Borrower” means, Seven Seas Water (Trinidad) Unlimited, a Trinidad company, having its principal office located at First Floor, Briar Place, 10 Sweet Briar Road, St. Clair, Port-of-Spain, Trinidad & Tobago.

1.3.         “Commitment” means, the Lender’s obligation to make Advances under the Credit Agreement.

1.4.         “Credit Agreement” means the Credit Agreement between Borrower and Lender, dated as of April •,2012.

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1.5.         “Lender” means The Bank of Nova Scotia, a banking institution organized and existing under the laws of Canada having its executive office and principal place of business located at 44 King Street West, Toronto, Ontario, Canada.

1.6.         “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

1.7.         “Financial Documents” as defined in the Credit Agreement.

1.8.         “Obligations” means all payment obligations (monetary or otherwise) of the Borrower arising under or in connection with this Guarantee, the Credit Agreement and the other Financial Documents.

1.9.         “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof

1.10.       “Security” shall have the meaning in Section 2.3 of the Credit Agreement.

1.11.       “Subsidiary” means, with respect to any Person, any corporation or other legal entity of which more than 50% of the outstanding capital stock or equity interests having ordinary voting power to elect a majority of the board of directors or other applicable governing body of such corporation or entity (irrespective of whether at the time the capital stock or other equity interests of any other class or classes of such corporation or other legal entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

2.1          Guarantee.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under or in respect of the Financial Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses (including reasonable legal costs) or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable, documented, out-of-pocket expenses (including, without limitation, reasonable, documented, out-of-pocket fees and expenses of counsel) incurred by the Lender in enforcing any rights under this Guarantee or any other Financial Document.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under or in respect of the Financial Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

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3.1          Guarantee Absolute.  The Guarantor guarantees that, to the fullest extent permitted by applicable law, the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financial Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any Lender with respect thereto.  The Obligations of the Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of the Financial Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.  The liability of the Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following, in each case, to the fullest extent permitted by applicable law (except for any defense of payment or performance of the Guaranteed Obligations in full):

(a)           any lack of validity or enforceability of any Financial Document or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of the Financial Documents, or any other amendment or waiver of or any consent to departure from any Financial Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other Guarantee, for all or any of the Guaranteed Obligations;

(d)           any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of the Borrower under the Financial Documents or any other assets of the Borrower or any other assets of the Borrower or any of its Subsidiaries;(e) any change, restructuring or termination of the corporate structure or existence of the Borrower;

(e)           any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to such party (the Guarantor waiving any duty on the part of the other parties hereto to disclose such information);

(f)            the failure of any other Person to execute or deliver any other Guarantee or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

(g)           any other circumstance (including, without limitation, any statute of limitations) or the existence of or reliance on any representation by the-Lender that might

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otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety (other than the defense of payment and performance of the Guaranteed Obligations in full).

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

4.1          Waivers and Acknowledgments:

(a)           The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that the Lender protect, secure, perfect or insure any Lien in favor of Lender or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person.

(b)           The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)           The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

(d)           The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any of its Subsidiaries or the Borrower now or hereafter known by the Lender.

(e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financial Documents and that the waivers set forth in Section 3.1 and this Section 4.1 are knowingly made in contemplation of such benefits.

5.1          Subrogation.  Until all of the Guaranteed Obligations shall have been paid in full, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor’s Obligations under or in respect of this Guarantee or any other Financial Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right

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to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations, and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Lender, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or not matured, in accordance with the terms of the Financial Documents.  If (i) the Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash, the Lender will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guarantee.

6.1          Subordination.  The Guarantor hereby subordinates, and shall cause each of its Subsidiaries to subordinate, any and all debts, liabilities and other obligations (including, without limitation, all payment obligations) owed to the Guarantor or any such Subsidiary, as the case may be, by the Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 6.1:

(a)           Prohibited Payments, Etc.  Except during the continuance of an Event of Default as defined in the Credit Agreement (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law), the Guarantor and its Subsidiaries may receive payments from the Borrower on account of the Subordinated Obligations.  After the occurrence, and during the continuance, of an Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Bankruptcy Law), unless the Lender otherwise agrees, the Guarantor and its Subsidiaries shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to the Borrower, the Guarantor agrees that the Lender and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including, without limitation, all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before the Guarantor or any of its Subsidiaries receive payment of any Subordinated Obligations.

(c)           Turn-Over.  After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to the Borrower), the Guarantor and its Subsidiaries shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed

14

Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

(d)           Lender Authorization.  After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to the Borrower), the Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor and its Subsidiaries, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor and its Subsidiaries (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including any and all Post Petition Interest).(e) Liens.  The Guarantor hereby subordinates, and shall cause each of its Subsidiaries to subordinate, any and all present and future Liens of the Guarantor or any such Subsidiary, as the case may be, on any property or assets of the Borrower, to any and all present and future Liens of the Lender, or any security trustee acting on their behalf granted to secure the Obligations of the Borrower under the Loan Documents (the “Senior Indebtedness”), notwithstanding the respective times of attachment of the interests of the Lender, the Guarantor or its Subsidiaries, or the respective times that the Subordinated Obligations or the Senior Indebtedness arise or are incurred.

7.1          Continuing Guarantee; Assignments.  This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, the Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, the Promissory Note held by it) to any other Person with the prior written consent of the Guarantor (not to be unreasonably withheld or delayed), and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such assignor herein.  The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

8.1          Payments; Application.  All payments to be made hereunder by Guarantor shall be made in U.S. Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guaranteed Obligations in accordance herewith subject to Section 11.8 of the Credit Agreement.

9.1          Attorneys Fees and Costs.  The Guarantor agrees to pay, on demand, all reasonable and documented attorneys fees and all reasonable, documented and out-of-pocket costs and expenses which may be incurred by Lender in connection with the enforcement of this Guarantee or in any way arising out of, the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefore), irrespective of whether suit is brought.

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10.1        Notices.  All notices and other communications hereunder to Lender shall be in writing and shall be mailed, sent, or delivered in accordance with the Credit Agreement.  All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered to:

Aqua Venture Holdings LLC
14400 Carlson Circle
Tampa, FL 33626
Attention:  The President
Facsimile:              813-855-8631

11.1        Cumulative Remedies.  No remedy under this Guarantee, under the Credit Agreement, or any other Financial Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guarantee, under the Credit Agreement, or any other Financial Document, and any remedy provided by applicable law.  No delay or omission by the Lender to exercise any right under this Guarantee shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Guarantee shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guarantee preclude any other or further exercise thereof or the exercise of any other right.

12.1        Severability of Provisions.  Each provision of this Guarantee shall be severable from every other provision of this Guarantee for the purpose of determining the legal enforceability of any specific provision.

13.1        Entire Agreement: Amendments.  This Guarantee constitutes the entire agreement between parties pertaining to the subject matter contained herein.  This Guarantee may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Lender.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guarantee shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

14.1        CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS GUARANTEE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTEE SHALL BE TRIED AND

16

LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE GUARANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.1

THE GUARANTOR AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE GUARANTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15.1        Counterparts; Telefacsimile Execution.  This Guarantee may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guarantee.  Delivery of an executed counterpart of this Guarantee by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guarantee.  Any party delivering an executed counterpart of this Guarantee by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guarantee but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guarantee.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee of the date first written above.

AQUA VENTURE HOLDINGS LLC

By:
Authorized Signatory

Name: John F. Curtis
Title: President

THE BANK OF NOVA SCOTIA

By:
Authorized Signatory

Name:
Title:

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FIRST AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT

This First Amendment and Waiver to the Credit Agreement (“Amendment No. 1”) is made on the 15 day of April, 2013.

BETWEEN:

The Bank of Nova Scotia (the “Lender”)

AND

Seven Seas Water (Trinidad) Unlimited (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, Guarantor and the Lender entered into the credit agreement dated as of April 9, 2012, whereby the Lender is making available to the Borrower advances for up to US$30,000,000 (the “Credit Agreement”);

B)                                   The Borrower, Guarantor and the Lender have now agreed to make certain amendments to the Credit Agreement as more fully set out in this Amendment No. 1 (such that the Credit Agreement, together with Amendment No. 1 constitute, in one integrated document, in appropriate contexts, the “Credit Agreement”);

C)                                   Section 6.13(b) of the Credit Agreement requires the Borrower and the Guarantor to provide the Lender with their respective financial statements forty-five (45) days after the end of the Fiscal Quarter and the Borrower and the Guarantor are in technical default of Section 6.13(b) (the “Breach”) as such financial statements for the fourth quarter ended December 31, 2012, which were due on February 15, 2013, were delivered to the Lender on April 10, 2013 (the period between February 15, 2013 to April 10, 2013 being the “Breach Period”); and

D)                                   The Lender has agreed to enter into this Amendment No. 1 to waive the Breach during the Breach Period.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Amendment No. 1, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1          Wherever used in this Amendment No. 1, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2          In this Amendment No. 1, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3          The clause headings and the titles of the paragraphs and sections of this Amendment No. 1 are inserted for convenience only and shall be ignored in construing this Amendment No. 1.

1.4          In this Amendment No. 1 (including the recitals) unless otherwise defined or the context requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.  This Amendment No. 1 is an amendment to the Credit Agreement.  Unless the context of this Amendment No. 1 otherwise requires, the Credit Agreement and this Amendment No. 1 shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amendment No. 1 were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amendment No. 1).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1          Section 5.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Limitation on Distributions:  Permit any Distributions to its Shareholder or to any other person in respect of its capital stock or any ownership interest in the Borrower unless the projected and historical DSCR on a rolling four (4) - quarter basis, is equal to at least 1.40X and all other Negative, Affirmative and Financial Covenants have been, and are, met, except as permitted pursuant to Section 2.1;”

2.2          Section 6.13 (b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“No later than forty-five (45) days after the end of the Fiscal Quarter of each of the Borrower and Guarantor, with quarterly, unaudited, unconsolidated, financial statements from the Borrower, and quarterly, unaudited, financial statements from the Guarantor on a consolidated basis with Seven Seas Group together with a certificate in the form of a letter addressed to the Lender, signed by the president, chief financial officer or other appropriate officers, of the Borrower or Guarantor, as applicable, confirming the information in Sections 6.10 and 6.11;”

ARTICLE 3
WAIVER

3.1          This Amendment No 1 will serve to confirm that the undersigned, as Lender under the Credit Agreement, waives the Breach during the Breach Period and waives any Event of Default that might result there from.

2

3.2          The execution, delivery and effectiveness of this Amendment 1 shall not be deemed to be a waiver of compliance in the future or a waiver of any preceding or succeeding breach of any covenant or provision of the Credit Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1          The Borrower (and in respect of Section 8.11 of the Credit Agreement, the Guarantor) represent and warrant that the representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respect as if made on and as of the date hereof.

ARTICLE 5
MISCELLANEOUS PROVISIONS

5.1          This Amendment No. 1 shall be construed and enforced in accordance with, the laws of the State of New York, United States of America, without reference to its principles of conflicts of laws, (other than Section 5-1401 of the New York General Obligations Law).

5.2          This Amendment No. 1 relates only to the specific matters expressly covered herein, and except for the amendments under the Credit Agreement expressly provided for herein, this Amendment No. 1 shall not be considered to be a waiver of any other rights or remedies the Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lender to execute similar or other amendments under the same or similar or other circumstances in the future.

5.3          Except as specifically stated herein, the Credit Agreement and the other documents provided by the Borrower and the Guarantor to the Lender in connection thereto (the “Loan Documents”) shall continue in full force and effect in accordance with the provisions thereof, and all the Borrower and Guarantor’s obligations under the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall continue in full force and effect.  Except as otherwise expressly provided in Section 3.1 of this Amendment No. 1, the Lender reserves all of its rights, remedies, defenses and claims, if any, it might have against the Borrower and Guarantor or any other person under the Credit Agreement and the Loan Documents or under applicable law.

5.4          This Amendment No. 1 may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 1 to be duly executed as of the date set out above.

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THE BANK OF NOVA SCOTIA

		By:	/s/ Richard McCorkindale
		Name:	Richard McCorkindale
		Title:	Director, ICCB

		By:	/s/ Luis Pablo Bautista
		Name:	Luis Pablo Bautista
		Title:	Sr. Manager, ICCB

SEVEN SEAS WATER (TRINIDAD) UNLIMITED

By:	/s/Jeffrey R. Lentz
Name: Jeffrey R. Lentz
Title: Senior Vice President and Chief Financial Officer

AQUA VENTURE HOLDINGS LLC

By:	/s/Jeffrey R. Lentz
Name: Jeffrey R. Lentz
Title: Senior Vice President and Chief Financial Officer

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SECOND AMENDMENT TO THE CREDIT AGREEMENT

This Second Amendment to the Credit Agreement (“Amendment No. 2”) is made on the 21st day of May, 2013.

BETWEEN:

The Bank of Nova Scotia (the “Lender”)

AND

Seven Seas Water (Trinidad) Unlimited (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, Guarantor and the Lender entered into the credit agreement dated as of April 9, 2012, whereby the Lender is making available to the Borrower advances for up to US$30,000,000 (the “Credit Agreement”);

B)                                   The Borrower, Guarantor and the Lender agreed to make certain amendments to the Credit Agreement as per the First Amendment and Waiver to the Credit Agreement dated April 15,2013 (“Amendment No. 1”).

C)                                   The Borrower, Guarantor and the Lender have now agreed to make certain further amendments to the Credit Agreement and Amendment No. 1, such that the Credit Agreement, together with Amendment No. 1 and Amendment No. 2 constitute, in one integrated document, in appropriate contexts, the “Credit Agreement”);

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Amendment No. 2, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Amendment No. 2, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Amendment No. 2, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Amendment No. 2 are inserted for convenience only and shall be ignored in construing this Amendment No. 2.

1.4                               In this Amendment No. 2 (including the recitals) unless otherwise defined or the context requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.  This Amendment No. 2 is an amendment to the Credit Agreement.  Unless the context of this Amendment No. 2 otherwise requires, the Credit Agreement and this Amendment No. 2 shall be read together and shall have effect as if the provisions of the Credit Agreement, Amendment No. 1 and this Amendment No. 2 were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amendment No. 2).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Section 1.30 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1.30 “Final Drawdown Date” means the last date upon which Advances may be made by the Borrower, which shall be September 30,2013.”

2.2                               Section 6.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower hereby covenants that the Project Completion Date shall occur no later than August 30, 2013;”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                               The Borrower (and in respect of Section 8.11 of the Credit Agreement, the Guarantor) represent and warrant that the representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respect as if made on and as of the date hereof.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1                               This Amendment No. 2 shall be construed and enforced in accordance with, the laws of the State of New York, United States of America, without reference to its principles of conflicts of laws, (other than Section 5-1401 of the New York General Obligations Law).

4.2                               This Amendment No. 2 relates only to the specific matters expressly covered herein, and except for the amendments under the Credit Agreement expressly provided for herein, this Amendment No. 2 shall not be considered to be a waiver of any other rights or remedies the Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lender to execute similar or other amendments under the same or similar or other circumstances in the future.

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4.3                               Except as specifically stated herein, the Credit Agreement and the other documents provided by the Borrower and the Guarantor to the Lender in connection thereto (the “Loan Documents”) shall continue in full force and effect in accordance with the provisions thereof, and all the Borrower and Guarantor’s obligations under the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall continue in full force and effect.  The Lender reserves all of its rights, remedies, defenses and claims, if any, it might have against the Borrower and Guarantor or any other person under the Credit Agreement and the Loan Documents or under applicable law.

4.4                               This Amendment No. 2 may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 2 to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA

		By:	/s/ Richard McCorkindale
		Name:	Richard McCorkindale
		Title:	Director, ICCB

		By:	/s/ Luis Pablo Bautista
		Name:	Luis Pablo Bautista
		Title:	Sr. Manager, ICCB

SEVEN SEAS WATER (TRINIDAD) UNLIMITED

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: President and Director

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THIRD AMENDMENT TO THE CREDIT AGREEMENT

This Third Amendment to the Credit Agreement (“Amendment No. 3”) is made on the 9th day of September, 2013.

BETWEEN:

The Bank of Nova Scotia (the “Lender”)

AND

Seven Seas Water (Trinidad) Unlimited (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower and the Lender entered into a credit agreement dated as of April 9, 2012, whereby the Lender made available to the Borrower a credit facility of up to US$30,000,000 (the “Original Credit Agreement”); and

B)                                   The Borrower, the Guarantor and the Lender agreed to make certain amendments to the Original Credit Agreement pursuant to a First Amendment and Waiver to tire Credit Agreement dated April 15, 2013 and pursuant to a Second Amendment to the Credit Agreement dated May 21, 2013 (the Original Credit Agreement as so amended, the “Credit Agreement”).

C)                                   The Borrower, the Guarantor and the Lender have now agreed to make certain further amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Amendment No. 3, that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Amendment No. 3, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Amendment No. 3, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Amendment No. 3 are inserted for convenience only and shall be ignored in construing this Amendment No. 3.

1.4                               This Amendment No. 3 is an amendment to the Credit Agreement.  Unless the context of this Amendment No. 3 otherwise requires, the Credit Agreement and this Amendment No. 3 shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amendment No. 3 were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Amendment No. 3).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Section 1.30 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1.30 “Final Drawdown Date” means the last date upon which Advances may be made by the Borrower, which shall be October 15, 2013.”

2.2                               Section 1.65 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“1.65 “Project Completion Certificate” means a certificate prepared by the IE certifying:  (i) the Project Completion Date and (ii) that the Project has produced Product Water equal to at least 85% of the Guaranteed Minimum Purchase for the preceding month.”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 4
MISCELLANEOUS PROVISIONS

4.1                               The Borrower acknowledges and confirms that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

4.2                               This Amendment No. 3 shall be construed and enforced in accordance with, the laws- of the State of New York, United States of America, without reference to its principles of conflicts of laws, (other than Section 5-1401 of the New York General Obligations Law).

4.3                               This Amendment No. 3 relates only to the specific matters expressly covered herein, and except for the amendments under the Credit Agreement expressly provided for herein, this Amendment No. 3 shall not be considered to be a waiver of any other rights or remedies the Lender may have under the Credit Agreement, and shall not be considered to create

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a course of dealing or to otherwise obligate in any respect the Lender to execute similar or other amendments under the same or similar or other circumstances in the future.

4.4                               This Amendment No. 3 may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 3 to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Lender

		By:	/s/ Richard McCorkindale
		Name:	Richard McCorkindale
		Title:	Director, ICCB

		By:	/s/ Luis Pablo Bautista
		Name:	Luis Pablo Bautista
		Title:	Sr. Manager, ICCB

SEVEN SEAS WATER (TRINIDAD) UNLIMITED, as Borrower

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director and President

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Execution Version

FOURTH AMENDMENT AND WAIVER AGREEMENT

This Fourth Amendment and Waiver Agreement (the “Fourth Amendment”) is made on this 20 day of May, 2014.

BETWEEN:

The Bank of Nova Scotia (the “Lender”)

AND

Seven Seas Water (Trinidad) Unlimited (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, the Guarantor and the Lender entered into a credit agreement dated as of April 9, 2012, whereby the Lender made available to the Borrower a credit facility of up to US$30,000,000 (the “Original Credit Agreement”); and

B)                                   In connection with the entering into of the Original Credit Agreement, the Borrower granted to the Lender certain pledges, charges and security interests in certain of its property and assets, including pursuant to a Deed of Charge (Accounts) dated July 18, 2012 between the Borrower, the Lender and Scotiabank of Trinidad and Tobago (the “Deed of Charge (Accounts)”; and

C)                                   The Borrower, the Guarantor and the Lender agreed to make certain amendments to the Original Credit Agreement pursuant to a First Amendment and Waiver to the Credit Agreement dated April 15, 2013, a Second Amendment to the Credit Agreement dated May 21, 2013 and a Third Amendment to the Credit Agreement dated September 9, 2013 (the Original Credit Agreement as so amended, the “Credit Agreement”); and

D)                                   The Borrower has breached certain covenants of the Credit Agreement as described herein and has requested the Lender waive such breaches of covenant, and the Lender has so agreed on the terms and conditions set forth herein; and

E)                                    The Borrower, the Guarantor and the Lender have now agreed to make certain further amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Fourth Amendment that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Fourth Amendment, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Fourth Amendment, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Fourth Amendment are inserted for convenience only and shall be ignored in construing this Fourth Amendment.

1.4                               This Fourth Amendment is an amendment to the Credit Agreement.  Unless the context of this Fourth Amendment otherwise requires, the Credit Agreement and this Fourth Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Fourth Amendment were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Fourth Amendment).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Negative Pledge by Guarantor.  Section 5.1(f) of the Credit Agreement is hereby deleted in its entirety.

2.2                               Limitation on Distributions.

(a)                                 The definition of “Distributions” is hereby deleted in its entirety and replaced with the following:

“Distributions” means payments by the Borrower (i) to its shareholders in respect of its capital stock or other ownership interests, including, without limitation, payment of dividends, (ii) to its shareholders or affiliates of its shareholders in respect of principal or interest on Related Party Debt and (iii) of any management, consulting or similar fees to any affiliate of the Borrower or to any director or officer of an affiliate of the Borrower or to any person not dealing at arm’s length with the Borrower, in each case, in cash or other property except for payments payable solely in stock or other ownership interests.

(b)                                 Section 5.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Limitation on Distributions:  Except as permitted pursuant to Section 2.1, make any Distribution unless (i) the projected and historical DSCR on a rolling four calendar quarter basis is equal to at least 1.40X, (ii) the DSR is fully funded, and (iii) all other covenants have been, and are, met;”

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2.3                               Limitation on Indebtedness.

(a)                                 The following new definition of “Related Party Debt” is hereby added to Section 1 (Definitions) in the correct alphabetical order:

“Related Party Debt” means Indebtedness owing by (i) the Borrower to a shareholder of the Borrower or (ii) the Borrower to an affiliate of a shareholder of the Borrower.”

(b)                                 Section 5.1(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(h) Limitation on Indebtedness:  At any time, incur, assume or permit any Indebtedness in an amount in excess of three million Dollars ($3,000,000), provided that, for the purposes of this Section 5.1(h) “Indebtedness” shall not include the Loan and any Related Party Debt.”

(c)                                  For avoidance of doubt, accounts payable by the Borrower to a shareholder of the Borrower or an affiliate of a shareholder of the Borrower arising from the delivery of goods or the provision of trade services to the Borrower and payable within 180 days of the delivery of such goods or the provision of such trade services are not “Indebtedness” or “Related Party Debt” as defined in the Credit Agreement.

2.4                               Limitation on Capital Expenditures.  Section 5.1(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Limitation on Capital Expenditures:  Following the Project Completion Date, incur, make or permit capital expenditures, (excluding expenditures, regardless of when incurred, related the Project Budget, including Change Orders and Project overruns), in an amount greater than one million ($1,000,000) per annum.

ARTICLE 3
WAIVERS

3.1                               Subject to the satisfaction of the conditions set forth in Section 4.1, the Lender hereby agrees to waive:

(a)                                 any breach, occurring prior to the date of this Fourth Amendment, by the Borrower of the following covenants:  (i) Section 5.1(h) (Limitation on Indebtedness), (ii) Section 5.1(g) (Limitation on Distributions), (iii) Section 5.1(i) (Limitation on Capital Expenditures), and (iv) Section 5.1(j) (Limitation on Change Orders);

(b)                                 subject to the delivery of a Variation of Deed of Charge (Accounts) in form and substance satisfactory to the Lender, any failure by the Borrower to comply with any provision of the Deed of Charge (Accounts) prior to the date of this Fourth Amendment; and

(c)                                  the breach by the Borrower of its obligation pursuant to Section 6.13(a) of the Credit Agreement to deliver the unconsolidated, audited, financial statements of the

3

Borrower for its fiscal year ended December 31, 2013 and the consolidated, audited, financial statements for the Guarantor for its fiscal year ended December 31, 2013 not later than 120 days after the end of the Fiscal Year of the Borrower, provided that such waiver shall automatically terminate and be of no further force or effect if such financial statements are not received by the Lender by May 31, 2014.  Failure by the Borrower to deliver such financial statements by May 31, 2014 shall constitute an Event of Default under the Credit Agreement.

ARTICLE 4
CONDITIONS PRECEDENT

4.1                               The amendments and waivers set forth in this Fourth Amendment shall become effective and binding on the Lender only upon satisfaction of the following conditions precedent:

(a)                                 Receipt by the Lender of a fully executed copy of this Fourth Amendment;

(b)                                 No event shall have occurred, and the Lender shall not become aware of, any facts not previously disclosed to it which the Lender determines is reasonably likely to have a Material Adverse Effect; and

(c)                                  Payment by the Borrower to the Lender of an administrative amendment fee in the amount of $5,000.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1                               Additional Covenant.  The Borrower hereby agrees that it shall promptly reimburse the Lender for all reasonable out-of-pocket expenses incurred by the Lender in the preparation of this Fourth Amendment and the Variation of Deed of Charge (Accounts), including all reasonable fees and disbursements of counsel to the Lender.

6.2                               Confirmation of Agreements.  The Borrower and the Guarantor acknowledge and confirm that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

6.3                               Governing Law.  This Fourth Amendment shall be construed and enforced in accordance with, the laws of the State of New York, United States of America.

6.4                               Limited Effect.  This Fourth Amendment relates only to the specific matters expressly covered herein, and except for the amendments and waivers under the Credit

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Agreement expressly provided for herein, this Fourth Amendment shall not be considered to be a waiver or amendment of any other rights or remedies the Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lender to execute similar or other amendments and waivers under the same or similar or other circumstances in the future.

6.5                               Counterparts.  This Fourth Amendment may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF the parties hereto have caused this Fourth Amendment to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Lender

		By:	/s/ Luis Bautista
		Name:	Luis P. Bautista
		Title:	Sr. Manager - ICCB

		By:	/s/ Mazie MacDonald
		Name:	Mazie MacDonald
		Title:	Vice President - ICCB

SEVEN SEAS WATER (TRINIDAD) UNLIMITED, as Borrower

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: President and Director

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FIFTH AMENDMENT AGREEMENT

This Fifth Amendment to the Credit Agreement (the “Fifth Amendment”) is made on this 20 day of October, 2014.

BETWEEN:

The Bank of Nova Scotia (the “Lender”)

AND

Seven Seas Water (Trinidad) Unlimited (the “Borrower”)

AND

Aqua Venture Holdings LLC (the “Guarantor”)

WHEREAS

A)                                   The Borrower, the Guarantor and the Lender entered into a credit agreement dated as of April 9, 2012 (as amended from time to time, the “Credit Agreement”) whereby the Lender made available to the Borrower a credit facility of up to $30,000,000.

B)                                   Pursuant to Section 6.11 of the Credit Agreement, the Guarantor is required to maintain a Tangible Net Worth of not less than sixty-five million dollars ($65,000,000).  In connection with a recent merger involving the Guarantor, the Borrower has requested, and the Lender has agreed, that this Tangible Net Worth covenant be reduced to fifty million U.S. dollars ($50,000,000).

C)                                   Accordingly, the Borrower, the Guarantor and the Lender have now agreed to make the amendments to the Credit Agreement as set forth herein.

NOW THEREFORE IT IS HEREBY AGREED by and between the parties to this Fifth Amendment that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Wherever used in this Fifth Amendment, unless the context shall otherwise require, terms defined in the Credit Agreement shall have the same meaning herein.

1.2                               In this Fifth Amendment, the singular includes the plural and vice versa, and references to any gender include any other gender.

1.3                               The clause headings and the titles of the paragraphs and sections of this Fifth Amendment are inserted for convenience only and shall be ignored in construing this Fifth Amendment.

1.4                               This Fifth Amendment is an amendment to the Credit Agreement.  Unless the context of this Fifth Amendment otherwise requires, the Credit Agreement and this Fifth Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Fifth Amendment were contained in one agreement.  The term “Agreement” or “Credit Agreement” when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time (including as amended by this Fifth Amendment).

ARTICLE 2
AMENDMENTS TO THE CREDIT AGREEMENT

2.1                               Guarantor’s Minimum Tangible Net Worth.  Section 6.11 of the Credit Agreement is hereby amended by replacing the phrase “sixty-five million Dollars ($65,000,000)” with the phrase “fifty million Dollars ($50,000,000)”.

ARTICLE 3
CONDITIONS PRECEDENT

3.1                               The amendment set forth in this Fifth Amendment shall become effective only upon satisfaction of the following conditions precedent:

(a)                                 Receipt by the Lender of a fully executed copy of this Fifth Amendment;

(b)                                 No event shall have occurred, and the Lender shall not become aware of, any facts not previously disclosed to it which the Lender determines is reasonably likely to have a Material Adverse Effect; and

(c)                                  Payment by the Borrower to the Lender of an administrative amendment fee in the amount of $5,000.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1                               The Borrower represents and warrants that the representations and warranties contained in Section 8 of the Credit Agreement continue to be true and correct as if made on and as of the date hereof.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1                               Confirmation of Agreements.  The Borrower and the Guarantor acknowledge and confirm that, except as amended hereby, the Credit Agreement shall remain in full force and effect, without further amendment, and is hereby ratified and confirmed, and the Guarantor acknowledges and confirms that the Guarantee remains in full force and effect and is hereby ratified and confirmed.

6.2                               Governing Law.  This Fifth Amendment shall be construed and enforced in accordance with, the laws of the State of New York, United States of America.

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6.3                               Limited Effect.  This Fifth Amendment relates only to the specific matters expressly covered herein, and except for the amendments and waivers under the Credit Agreement expressly provided for herein, this Fifth Amendment shall not be considered to be a waiver or amendment of any other rights or remedies the Lender may have under the Credit Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Lender to execute similar or other amendments and waivers under the same or similar or other circumstances in the future.

6.4                               Counterparts.  This Fifth Amendment may be executed by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF the parties hereto have caused this Fifth Amendment to be duly executed as of the date set out above.

THE BANK OF NOVA SCOTIA, as Lender

		By:	/s/ Luis Pablo Bautista
		Name:	Luis Pablo Bautista
		Title:	Director, International Corporate and Commercial Banking

		By:	/s/ Mazie MacDonald
		Name:	Mazie MacDonald
		Title:	Vice-President, International Corporate and Commercial Banking

SEVEN SEAS WATER (TRINIDAD) UNLIMITED, as Borrower

By:	s/ John F. Curtis
Name: John F. Curtis
Title: Director

AQUA VENTURE HOLDINGS LLC, as Guarantor

By:	/s/ John F. Curtis
Name: John F. Curtis
Title: President and Director

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